                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                        April 8, 1996 (March 22, 1996)

                          HOSPITALITY PROPERTIES TRUST
                          ----------------------------
             (Exact name of registrant as specified in its charter)


           Maryland                  1-11527               04-3262075
- -------------------------------     -------------       -------------------
(State or other jurisdiction of      (Commission           (IRS Employer
        incorporation)               File Number)        Identification No.)


                               400 Centre Street
                          Newton, Massachusetts 02158
- --------------------------------------------------------------------------------
         (Address of principal executive offices, including zip code)


                                (617) 964-8389
- --------------------------------------------------------------------------------
             (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

     Introduction.  As previously announced, Hospitality Properties Trust
     ------------
(the "Company") entered into agreements (collectively, the "Purchase Agreements") in February and March, 1996 to acquire (i) 11 Wyndham Garden(R) hotels from Garden Hotel Associates Limited Partnership, an affiliate of Wyndham Hotel Company, Ltd. (together with its proposed successor-in-interest, Wyndham Hotel Corporation, "Wyndham"), for approximately $135.3 million, (ii) 18 Residence Inn by Marriott(R) hotels from HMH Properties, Inc., a subsidiary of Host Marriott Corporation ("Host"), for approximately $172.2 million and (iii) 16 additional Courtyard by Marriott(R) hotels from HMH Properties, Inc. for
approximately $176.4 million (collectively, the "Additional Hotels").   The
purchase prices were arrived at through arms length negotiations.

     Prior to entering into the Purchase Agreements, the Company owned 37 Courtyard by Marriott(R) hotels (the "Initial Hotels" and, collectively with the Additional Hotels, the "Hotels"), which it had acquired from HMH Properties, Inc. or other subsidiaries of Host in 1995 for approximately $329.0 million.

     Pursuant to the applicable Purchase Agreements, the Company on March 22, 1996 acquired eight of the Additional Hotels, consisting of five Residence Inn by Marriott(R) hotels and three Courtyard by Marriott(R) hotels, and on April 4, 1996 acquired all remaining Residence Inn by Marriott(R) hotels included in the Additional Hotels and 11 of the 13 remaining Courtyard by Marriott(R) hotels included in the Additional Hotels. The aggregate purchase prices for such Residence Inn by Marriott(R) Hotels were approximately $172.2 million, and the aggregate purchase prices for such 14 of the 16 Courtyard by Marriott(R) Hotels were approximately $154.1 million. The purchase prices were funded with the proceeds of borrowings under the Company's $200 million line of credit with DLJ Mortgage Capital, Inc. and with a portion of the proceeds of the Company's public offering of 13 million additional common shares of beneficial interest, $.01 par value per share, which was consummated on April 4, 1996 at a price to the public of $26 5/8 per share.

     Unless otherwise indicated, the following information contained in this Report is presented as if, and assumes that, all of the Additional Hotels have been acquired. The Company is proceeding under the applicable Purchase Agreements to acquire and intends to acquire the 11 Wyndham Garden(R) hotels and the two remaining Courtyard by Marriott(R) hotels. However, the purchase of such Additional Hotels is subject to the satisfaction of a number of conditions, certain of which unless satisfied could result in one or more of such Additional Hotels not being acquired. If the Company is unable for any reason to purchase any one or more of the 11 Wyndham Garden(R) Hotels, it may unable to purchase any of such Additional Hotels and may be unable to recover the amounts expended by it in connection with such acquisition. Any inability to complete the purchase of substantially all of the remaining Additional Hotels, or to complete the acquisition of the remaining Additional Hotels in a timely manner, could have a material adverse affect on the Company and the Company's cash available for distribution per share, and could cause the level of the Company's dividends to shareholders to decline. Readers are cautioned that forward looking statements such as those set forth above in this paragraph are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contained in the forward looking statement as a result of various factors, certain of which are identified above.

     The Hotels.   Upon completion of the acquisition of the Additional Hotels,
     ----------
the Company will have purchased 82 Hotels located in 26 states for approximately $813 million. The following chart summarizes the location of such Hotels:


      State         Number of Rooms   Number of Hotels
- -----------------   ---------------   ----------------
Arizona                       1,164                  8
California                    1,470                 10
Delaware                        152                  1
Florida                         449                  3
Georgia                         978                  7
Illinois                        514                  3
Indiana                         149                  1
Iowa                            108                  1
Maryland                        406                  3
Massachusetts                 1,072                  8
Michigan                        281                  2
Minnesota                       358                  2
Missouri                        298                  2
New Jersey                      416                  3
New Mexico                      112                  1
New York                        403                  3
North Carolina                  534                  4
Ohio                            106                  1
Pennsylvania                    567                  4
Rhode Island                    148                  1
South Carolina                  108                  1
Tennessee                       399                  3
Texas                           405                  3
Virginia                        462                  3
Washington                      522                  3
Wisconsin                       147                  1
                             ------                 --
Total:                       11,728                 82
                             ======                 ==

     Under the Company's leases and the applicable management agreements, the Hotels will operate as Wyndham Garden(R) hotels, Residence Inn by Marriott(R) hotels or Courtyard by Marriott(R) hotels, as the case may be.

     Wyndham Garden(R) hotels are mid-size, full service hotels located primarily near suburban business centers and airports which are designed to attract business travelers and small business groups in suburban markets. Each hotel contains 140 to 250 rooms and approximately

1,500 to 5,000 square feet of meeting space. The amenities and services provided at these hotels are designed to meet the needs of the upscale business traveler. Amenities and services in each room include desks large enough to accommodate personal computers, longer phone cords, high wattage light bulbs for reading, room service and access to 24-hour telecopy and mail/package service. The meeting facilities at Wyndham Garden(R) hotels generally can accommodate groups of between 10 and 200 people and include a flexible meeting room design, exterior views, additional phone lines and audiovisual equipment. Wyndham Garden(R) hotels also feature a lobby lounge, most of which have a fireplace, a library typically overlooking a landscaped garden and a swimming pool. In addition, many Wyndham Garden(R) hotels contain a whirlpool and an exercise facility. Unlike many other mid-priced hotels, each Wyndham Garden(R) hotel contains a cafe restaurant that serves a full breakfast, lunch and dinner menu. According to Wyndham, as of December 31, 1995, 38 Wyndham Garden(R) hotels were open and operating in 19 states. The Company believes that the Wyndham Garden(R) brand is one of the leading brands in the full service suburban segment of the United States lodging industry.

     Residence Inn by Marriott(R) hotels are designed to attract business, governmental and family travelers who stay more than five consecutive nights. Residence Inn by Marriott(R) hotels generally have between 80 to 130 studios and two-bedroom suites. Most Residence Inn by Marriott(R) hotels are designed as a cluster of residential style buildings with landscaped walkways, courtyards and recreational areas. Residence Inn by Marriott(R) hotels do not have restaurants. All offer complimentary continental breakfast and most provide a complimentary evening hospitality hour. In addition, each suite contains a fully equipped kitchen and many have wood burning fireplaces. Most Residence Inn by Marriott(R) hotels also contain swimming pools, exercise rooms, business centers and guest laundries. According to Marriott International, Inc. ("Marriott"), as of December 31, 1995, 196 Residence Inn by Marriott(R) hotels were open and operating in 42 states. The Company believes that the Residence Inn by Marriott(R) brand is the leading brand in the extended stay segment of the United States lodging industry.

     Courtyard by Marriott(R) hotels are designed to attract both business and leisure travelers. A typical Courtyard by Marriott(R) hotel has 145 guest rooms. The guest rooms are larger than those in most other moderately priced hotels and predominately offer king sized beds. Most Courtyard by Marriott(R) hotels are situated on well landscaped grounds and typically are built around a courtyard containing a patio, pool and socializing area that may be glass enclosed depending upon location. Most of these hotels have lounges or lobbies, meeting rooms, an exercise room, a small laundry room available to guests and a restaurant or coffee shop. Generally, the guest rooms are similar in size and furnishings to guest rooms in full service Marriott(R) hotels. In addition, many of the same amenities as would be available in full service Marriott(R) hotels are available in Courtyard by Marriott(R) hotels, except that restaurants may be open only for breakfast buffets or serve limited menus, room service is generally not available and meeting and function rooms are limited in size and number. According to Marriott, as of December 31, 1995, 253 Courtyard by Marriott(R) hotels were open and operating nationally. The Company believes that the Courtyard by Marriott(R) brand is a leading brand in the limited service segment of the United States hotel industry.

     Lessees, Managers, Leases and Management Agreements.  As a real estate
     ---------------------------------------------------
investment trust (REIT), the Company may not operate or manage its Hotels. All 82 Hotels owned by the

Company will be leased to hotel operating companies and managed by hotel management companies. The 11 Wyndham Garden(R) Hotels will be leased to a special purpose entity affiliated with Wyndham ("Wyndham I") and managed under one or more management agreements by Wyndham or a Wyndham subsidiary ("Wyndham II"). The 18 Residence Inn by Marriott(R) Hotels are leased to a special purpose subsidiary of Host ("Host I") and managed by a subsidiary of Marriott ("Marriott I"). The 53 Courtyard by Marriott(R) Hotels (including the Initial Hotels) are or will be leased to another special purpose subsidiary of Host ("Host II") and managed by another subsidiary of Marriott ("Marriott II"). Such leases are referred to below as the "Leases," and the agreements for such management are referred to below as the "Management Agreements".

     Wyndham Garden(R) Hotels. Under terms of the applicable Purchase
Agreement and related agreements, each of the 11 Wyndham Garden(R) Hotels upon their acquisition by the Company will be leased pursuant to separate Leases to Wyndham I, a limited purpose subsidiary of Wyndham formed to lease such Hotels. The Purchase Agreement for these Hotels requires that Wyndham I engage Wyndham or Wyndham II to manage these Hotels. The terms of any such Management Agreement or Agreements are within the discretion of Wyndham I, but the applicable Leases will require that all management fees be subordinated to rent due to the Company, that such Management Agreements be terminable by the Company in the event of a termination of the Lease affecting the same Hotel and that the designation of these Hotels as Wyndham Garden(R) hotels may not be changed without the Company's approval. Neither Wyndham nor Wyndham II are liable for obligations due to the Company under the Wyndham Garden(R) Leases.

     Under terms of the applicable Purchase Agreement and related agreements, the parties have agreed that the principal features of the Company's 11 Wyndham Garden(R) Leases and any Management Agreements for such Hotels will be as follows:

 .    Each of the Company's Wyndham Garden(R) Hotels is the subject of a separate Lease. However, in the event any of these Leases is defaulted, the Company may declare all of these Leases to be in default.

 .    The initial term of all of these Leases expires in approximately 17 years on December 31, 2012.

 .    At the end of the initial Lease term, Wyndham I may renew these Leases for four consecutive 12 year terms. Renewal options may be exercised only on an all or none basis for all 11 Wyndham Garden(R) Hotels owned by the Company.

 .    The Wyndham Garden(R) Leases require minimum rent payments aggregating
     $13.6 million per year.

 .    In addition to minimum rents, the Wyndham Garden(R) Leases require percentage rents equal to 8% of Total Hotel Sales (as defined below) in excess of Total Hotel Sales in 1996. "Total Hotel Sales" includes gross revenues from room rentals, food and beverage sales and other services provided at these Hotels. Percentage rents are calculated on a combined basis for all 11 Wyndham Garden(R) Hotels and are payable starting in 1997.

 .    The Wyndham Garden(R) Leases all require that 5% of Total Hotel Sales be escrowed by Wyndham I periodically to fund a reserve for refurbishments and renovations to these Hotels (an "FF&E Reserve"). Funds in this FF&E Reserve are pooled for all 11 of the Company's Wyndham Garden(R) Hotels and generally may be withdrawn only for capitalized improvements approved by the Company. During the Lease term, funds in the FF&E Reserve and personal property purchased with these funds will be the property of Wyndham I. At the end of the Lease term any funds remaining in this escrow account and any property purchased with funds from this account remaining at these Hotels must be transferred to the Company. Based upon 1995 Total Hotel Sales, the FF&E Reserve required for these Wyndham Garden(R) Hotels is estimated to aggregate approximately $2.8 million per year or $1,460 per room per year.

 .    Under certain circumstances, the Company may be required to fund major repairs to the 11 Wyndham Garden(R) Hotels, in which event base rents will be increased by a minimum of 10% of the amount funded.

 .    A security deposit equal to a full year's base rent, $13.6 million, will be retained by the Company as security for Wyndham I's obligations under the Wyndham Garden(R) Leases. Provided that Wyndham I does not default under any of these Leases, the Company must repay the security deposit to Wyndham I at the expiration of the Leases, including renewal terms. No interest is required to be paid by the Company on the security deposit, and it will not be escrowed.

 .    The Wyndham Garden(R) Leases are net leases requiring Wyndham I to pay all operating expenses, including taxes and insurance and any applicable ground rent.

 .    During the Lease term and so long as the applicable Leases are not in default, Wyndham I will have rights of first refusal, in certain circumstances, on sales of the 11 Wyndham Garden(R) Hotels.

 .    All fees payable under the Management Agreement between Wyndham I and
     Wyndham or Wyndham II are subordinated to rents due to the Company, and these Management Agreements may be canceled by the Company in the event the Leases affecting the concerned Hotel or Hotels are then in default. Similarly, all charges which may be payable by Wyndham I to Wyndham or its affiliates are subordinated to the obligation of Wyndham I to pay rents to the Company.

     Residence Inn by Marriott(R) Hotels. Host I is a limited purpose subsidiary of Host which leases the Company's 18 Residence Inn by Marriott(R)
Hotels.   Marriott I is a subsidiary of Marriott.  None of Host, Marriott or
Marriott I are liable for obligations due to the Company from Host I under the Residence Inn by Marriott(R) Leases.

     The principal features of the Company's 18 Residence Inn by Marriott(R) Leases and Management Agreements are as follows:

 .    Each of the Company's Residence Inn by Marriott(R) Hotels is the subject of a separate Lease. However, in the event any of these Leases is defaulted, the Company may declare all of these Leases to be in default.

 .    The initial term of all of these Leases expires in approximately 15 years on December 31, 2010.

 .    At the end of the initial Lease term, Host I may renew these Leases for one
     10 year and two consecutive 15 year renewal terms. Renewal options may be exercised only on an all or none basis for all 18 Residence Inn by Marriott(R) Hotels owned by the Company.

 .    The Residence Inn by Marriott(R) Leases require minimum rent payments aggregating $17.2 million per year.

 .    In addition to minimum rents, the Residence Inn by Marriott(R) Leases require percentage rents equal to 7.5% of Total Hotel Sales in excess of Total Hotel Sales in 1996. Percentage rents are calculated on a combined basis for all 18 Residence Inn by Marriott(R) Hotels and are payable starting in 1997.

 .    Both the Leases and Management Agreements for the Company's 18 Residence
     Inn by Marriott(R) Hotels require that 5% of Total Hotel Sales be escrowed periodically to fund refurbishments and renovations to these Hotels. Funds in this FF&E Reserve are pooled for all 18 Residence Inn by Marriott(R) Hotels and generally may be withdrawn only for capitalized improvements. Funds in the FF&E Reserve and property purchased with those funds are the property of the Company and payments into the FF&E Reserve are recorded by the Company under generally accepted accounting principles as rents. Based upon 1995 Total Hotel Sales, the FF&E Reserve required for the Company's 18 Residence Inn by Marriott(R) Hotels is estimated to aggregate approximately $3.1 million per year, or $1,422 per suite per year.

 .    Under certain circumstances, the Company may be required to fund major repairs to the 18 Residence Inn by Marriott(R) Hotels, in which event base rents will be increased by 10% of the amount funded.

 .    A security deposit equal to a full year's base rent, $17.2 million, will be retained by the Company as security for Host I's obligations under the Residence Inn by Marriott(R) Leases. Provided that Host I does not default under any of these Leases, the Company must repay the security deposit to Host I at the expiration of the Leases, including renewal terms. No interest will be paid by the Company on the security deposit, and it will not be escrowed.

 .    The Residence Inn by Marriott(R) Leases are net leases requiring Host I to pay all operating expenses, including taxes and insurance and any applicable ground rent. Under the Management Agreements for the 18 Residence Inn by Marriott(R) Hotels, substantially all of Host I's operating responsibilities have been delegated to Marriott I.

 .    The Management Agreements may be canceled by Host I (with the consent of the Company) on a hotel by hotel basis if specified performance levels are not achieved by Marriott I. Similarly, in the event that the Leases for individual Residence Inn by Marriott(R) Hotels were terminated, the Company or the successor lessee would be able to cancel the corresponding Management Agreements on a hotel by hotel basis if specified performance levels are not achieved.

 .    The Management Agreements for the Company's 18 Residence Inn by
     Marriott(R) Hotels are not cross defaulted with each other nor with the Leases for these Hotels. Accordingly, if one or more Management Agreements were defaulted and terminated, Host I and the Company will be able to continue the affiliation with Marriott and use the Residence Inn by Marriott(R) brand name and chain services under the remaining agreements. Also, if the Leases for these Hotels were defaulted and terminated, the Company and any successor lessee will be able to continue the affiliation with Marriott and the Residence Inn by Marriott(R) brand name and chain services under the existing Management Agreements.

 .    The Residence Inn by Marriott(R) Management Agreements expire on December
     31, 2020. Thereafter, they may be renewed by Marriott I for two consecutive 15 year terms.

 .    Borrowings in respect of each of the Courtyard by Marriott(R) Hotels are limited in accordance with a formula set forth in the applicable Management Agreements to no more than 70% of the allocable purchase price of each Hotel in the case of a borrowing secured by a single Hotel, or 60% of the aggregate allocable purchase prices of these Hotels in the case of a borrowing secured by two or more of these Hotels on a combined basis.

 .    Management fees payable to Marriott I for operation of the 18 Residence Inn by Marriott(R) Hotels are subordinated to minimum rents due to the Company. All related company charges payable by Host I to Host or affiliates of Host are likewise subordinated to rents due to the Company.

     Courtyard by Marriott(R) Hotels. Host II is a limited purpose subsidiary of Host which leases or will lease the Company's 53 Courtyard by Marriott(R)
Hotels.   Marriott II is a subsidiary of Marriott.  None of Host, Marriott or
Marriott II are liable for obligations due to the Company from Host II under the Courtyard by Marriott(R) Leases.

     The principal features of the Company's Leases and Management Agreements in respect of the 53 Courtyard by Marriott(R) are or, in accordance with the applicable Purchase Agreement, will be as follows:

 .    Each of the Company's 53 Courtyard by Marriott(R) Hotels is the subject of a separate Lease. However, in the event any of these Leases is defaulted, the Company may declare all of these Leases to be in default.

 .    The initial term of all of these Leases expires in approximately 17 years on December 31, 2012.

 .    At the end of the initial Lease term, Host II may renew these Leases for three consecutive 12 year renewal terms. Renewal options may be exercised only on an all or none basis for all 53 Courtyard by Marriott(R) Hotels owned by the Company.

 .    The Courtyard by Marriott(R) Leases require minimum rent payments aggregating $50.5 million per year.

 .    In addition to minimum rents, the Courtyard by Marriott(R) Leases require percentage rents equal to 5% of Total Hotel Sales in excess of Total Hotel Sales in 1994 (for Initial Hotels) and 1995 (for Additional Hotels). Percentage rents are calculated on a combined basis for all 53 Courtyard by Marriott(R) Hotels.

 .    Both the Leases and Management Agreements for the Company's 53 Courtyard by
     Marriott(R) Hotels require that 5% of Total Hotel Sales be escrowed periodically to fund refurbishments and renovations to these Hotels. Funds in this FF&E Reserve are pooled for all 53 Courtyard by Marriott(R)
     Hotels and generally may be withdrawn only for capitalized improvements. Funds in the FF&E Reserve and property purchased with those funds are the property of the Company and payments into this FF&E Reserve are recorded by the Company under generally accepted accounting principles as rents. Based upon 1995 Total Hotel Sales, the FF&E Reserve required for these 53 Courtyard by Marriott(R) Hotels is estimated to aggregate approximately
     $9.2 million per year or $1,209 per room per year.

 .    Under certain circumstances, the Company may be required to fund major repairs to the 53 Courtyard by Marriott(R) Hotels, in which event base rents will be increased by 10% of the amount funded.

 .    A security deposit equal to a full year's base rent, $50.5 million, will be retained by the Company as security for Host II's obligations under the Leases. Provided that Host II does not default under any of the Leases, the Company must repay the security deposit to Host II at the expiration of the Leases, including renewal terms. No interest will be paid by the Company on the security deposit, and it will not be escrowed.

 .    The Courtyard by Marriott(R) Leases are net leases requiring Host II to pay all operating expenses, including taxes and insurance and any applicable ground rent. Under the Management Agreements, substantially all of Host II's operating responsibilities have been delegated to Marriott II.

 .    The Management Agreements may be canceled by Host II (with the consent of the Company) on a hotel by hotel basis if specified performance levels are not achieved by Marriott II. Similarly, in the event that the Leases for individual Courtyard by Marriott(R) Hotels were terminated, the Company or the successor lessee would be able to cancel the corresponding Management Agreements on a hotel by hotel basis if specified performance levels are not achieved.

 .    The Management Agreements for the Company's 53 Courtyard by Marriott(R)
     Hotels are not cross defaulted with each other nor with the Leases for these Hotels. Accordingly, if one or more Management Agreements were defaulted and terminated, Host II and the Company will be able to continue the affiliation with Marriott and use the Courtyard by Marriott(R) brand name and chain services under the remaining agreements. Also, if the Leases for these Hotels were defaulted and terminated, the Company and any successor lessee will be able to continue the affiliation with Marriott and use the Courtyard by Marriott(R) brand name and chain services under existing Management Agreements.

 .    The Courtyard by Marriott(R) Management Agreements expire on December 31,
     2012. Thereafter, they may be renewed by Marriott II for three consecutive 12 year terms.

 .    Borrowings in respect of each of the Courtyard by Marriott(R) Hotels are limited in accordance with a formula set forth in the applicable Management Agreements to no more than 70% of the allocable purchase price of each Hotel in the case of a borrowing secured by a single Hotel, or 60% of the aggregate allocable purchase prices of these Hotels in the case of a borrowing secured by two or more of these Hotels on a combined basis.

 .    Management fees payable to Marriott II for operation of the 53 Courtyard by
     Marriott(R) Hotels are subordinated to minimum rents due to the Company.
     All related company charges payable by Host II to Host or affiliates of Host are likewise subordinated to rents due to the Company.

     Casualty, Condemnation, etc.   The Leases for the Hotels provide that, in
     ---------------------------
the event any Hotel is damaged by fire, explosion or other casualty as a result of which such Hotel cannot be operated in the good faith judgment of the applicable lessee or manager on a commercially practicable basis for its permitted use and it cannot reasonably be expected to be restored within specified periods following such damage, either the Company or such lessee may terminate the applicable Lease. If either (i) the damage is not extensive enough to give rise to an option to terminate a Lease or (ii) neither the Company nor the lessee elects to terminate the Lease, the lessee is obligated promptly to repair and replace the improvements to the extent of available insurance proceeds. During any period of reconstruction or repair of any Hotel, the lessee is required to operate its businesses at such Hotel to the extent practicable, without abatement of rent. In the event that there are inadequate insurance proceeds to pay for the cost of restoration and the lessee elects not to fund the deficiency, the Company may, at its option, finance the shortfall for all such repairs, and base rent under the applicable Lease will increase by a minimum of 10% per annum of the amount financed.

     In the event that any Hotel or any substantial portion thereof is taken or condemned or sold by the Company in lieu thereof, the applicable Lease will terminate, and any related award is to be paid to the Company or the applicable lessee or manager, as appropriate. In the event only a part of any Hotel is taken or condemned but such Hotel or the part remaining can still be used for its prior purpose, the applicable Lease will not terminate and the lessee is required to repair and restore the remaining improvements, provided the cost of such repair and restoration does not exceed the amount of the related award. If the cost of such repair exceeds such amount and the lessee is unwilling to pay the amount of such deficiency, the lessee may request that the Company fund the amount of the deficiency, in which event base rent increases by a minimum of 10% per annum of the amount so funded. If neither party elects to fund the deficiencies, either party may terminate the affected Lease.

     The ground leases for 10 of the Hotels contain provisions relating to the obligation of the Company to maintain insurance, restore the premises following a casualty or a taking and apply in a specified manner proceeds received by the Company in connection with a casualty or a taking, all of which obligations are required to be performed by the applicable lessee pursuant to the Leases of such Hotels. In instances where a material casualty has occurred prior to the last five years of a ground lease, however, the Company may be obligated under certain ground leases to restore the property although the lessee has terminated the applicable Lease as a result of a casualty and regardless of whether the proceeds received are adequate to effect restoration. In addition, in certain limited circumstances the lenders holding mortgages on the land underlying certain of such ground leased Hotels may have the right to require that insurance proceeds or condemnation awards be applied to repayment of debt secured by such mortgage.

     Ground Leases.  The right to occupy the land underlying 10 of the Hotels
     -------------
were or will be acquired by an assignment of leasehold interest under long term ground leases. The ground lessors are unrelated to the sellers of the Hotels and the Company.

     Rent payable under the 10 ground leases is the responsibility of the Company's lessees under the applicable Leases and is generally calculated as a percentage of Hotel revenues. Eight of the 10 ground leases require minimum annual rent ranging from approximately $90,000 to $502,900 per year. If a Lessee does not perform the obligations under a ground lease or elects not to renew any ground lease, the Company must perform such obligations under the ground lease or renew such ground lease in order to protect its investments in the affected Hotel. Any pledge of the Company's interests in a ground lease may also require the consent of the applicable ground lessor and its lenders.

     If a ground lease terminates, the Lease with respect to the Hotel on such ground-leased land will also terminate. The remaining terms of all the ground leases (including renewal terms) are in excess of 45 years, and expire between 2039 and 2077. Accordingly, Leases for six Hotels may terminate by reason of termination of ground leases up to a maximum of nine years prior to the expiration of their final renewal terms if the Company is unable to acquire the underlying property or extend the applicable ground leases.

     Purchase Agreements.  Under the Purchase Agreements for the Additional
     -------------------
Hotels which have not been acquired by the Company, the respective sellers are entitled to receive the purchase price in cash (net of applicable security deposits) in exchange for title to such Additional Hotels. The purchase of each such Additional Hotel is contingent upon the satisfactory completion of the Company's due diligence investigation and other conditions.

     Each of the Purchase Agreements contains representations with respect to the Additional Hotels which are typical in commercial real estate acquisitions, including, among other things, that: (i) the properties and the use and operation thereof do not violate applicable laws, (ii) the sellers have not placed any hazardous substances on the properties and (iii) applicable Management Agreements (except in the case of the Wyndham Garden(R) Hotels) and ground leases are in full force and effect. Such representations and warranties survive the acquisition for a period ending one year after closing. In addition, each seller has agreed to indemnify and hold the Company harmless from and against losses that may arise as a result of the breach of these representations. Pursuant to the Purchase Agreement for the 16 Courtyard by Marriott(R) Additional Hotels and separate Agreements to Lease between the Company and the respective lessees of the other Additional Hotels, the lessees agreed to enter into Leases upon the Company's acquisition of the respective Additional Hotels.

     In connection with the purchase of the Initial Hotels, the Company acquired a right of first offer expiring August 31, 2002 with respect to substantially all of the interests of Host or its subsidiaries in Courtyard by Marriott(R) and Residence Inn by Marriott(R) hotels. In connection with the purchase of 34 Additional Hotels from Host, the Company paid Host $2.5 million to extend the effective period of this right of first offer until December 31, 2010.


Item 5.  Other Events.
         ------------

     See the information set forth in Item 2 of this Form.


Item 7.  Financial Statements and Exhibits.
         ----------------------------------

(a)  Financial statements of businesses acquired.
     --------------------------------------------

     See Index to Financial Statements on page F-1.

(b)  Pro forma financial information.
     --------------------------------

     See Index to Financial Statements on page F-1.

(c)  Exhibits
     --------

     None.

                         INDEX TO FINANCIAL STATEMENTS

                                                                         PAGE
HOSPITALITY PROPERTIES TRUST FINANCIAL STATEMENTS:
  Introduction to Pro Forma Financial Statements........................  F-3
  Unaudited Pro Forma Balance Sheet as of December 31, 1995.............  F-4
  Unaudited Pro Forma Statement of Income for the year ended December
   31, 1995.............................................................  F-5
  Notes to Pro Forma Financial Statements...............................  F-6
HMH HPT RESIDENCE INN, INC. (HOST I) FINANCIAL STATEMENTS:
  Introduction to Pro Forma Financial Statements........................  F-9
  Unaudited Pro Forma Balance Sheet as of December 29, 1995.............  F-10
  Unaudited Pro Forma Statement of Income for the fiscal year ended De-
   cember 29, 1995......................................................  F-11
  Notes to Pro Forma Financial Statements...............................  F-12
  Report of Independent Public Accountants..............................  F-14
  Balance Sheet as of February 21, 1996.................................  F-15
  Notes to Balance Sheet................................................  F-16
RESIDENCE INN HOTELS COMBINED FINANCIAL STATEMENTS:
  Report of Independent Public Accountants..............................  F-17
  Combined Statements of Revenues and Expenses Excluding Income Taxes
   for the fiscal years ended December 31, 1993, December 30, 1994 and
   December 29, 1995....................................................  F-18
  Combined Statements of Assets, Liabilities and Net Investment and Ad-
   vances as of December 30, 1994 and December 29, 1995.................  F-19
  Combined Statements of Cash Flows for the fiscal years ended December
   31, 1993, December 30, 1994 and December 29, 1995....................  F-20
  Notes to Combined Financial Statements................................  F-21
HMH HPT COURTYARD, INC. (HOST II) FINANCIAL STATEMENTS:
  Introduction to Pro Forma Financial Statements........................  F-28
  Unaudited Pro Forma Balance Sheet as of December 29, 1995.............  F-29
  Unaudited Pro Forma Statement of Income for the fiscal year ended De-
   cember 29, 1995......................................................  F-30
  Notes to Pro Forma Financial Statements...............................  F-31
  Report of Independent Public Accountants..............................  F-33
  Balance Sheet as of December 29, 1995.................................  F-34
  Statement of Income for the period March 24, 1995 (inception) to De-
   cember 29, 1995......................................................  F-35
  Statement of Shareholder's Equity for the period March 24, 1995 (in-
   ception) to December 29, 1995........................................  F-36
  Statement of Cash Flows for the period March 24, 1995 (inception) to
   December 29, 1995....................................................  F-37
  Notes to Financial Statements.........................................  F-38
COURTYARD HOTELS COMBINED FINANCIAL STATEMENTS:
  Report of Independent Public Accountants..............................  F-43
  Combined Statements of Revenues and Expenses Excluding Income Taxes
   for the fiscal years ended December 31, 1993, December 30, 1994 and
   December 29, 1995....................................................  F-44
  Combined Statements of Assets, Liabilities and Net Investment and Ad-
   vances as of December 30, 1994 and December 29, 1995.................  F-45
  Combined Statements of Cash Flows for the fiscal years ended December
   31, 1993, December 30, 1994 and December 29, 1995....................  F-56
  Notes to Combined Financial Statements................................  F-47

                                                                         PAGE
WYNDHAM I FINANCIAL STATEMENTS:
  Introduction to Pro Forma Financial Statements........................  F-55
  Unaudited Pro Forma Balance Sheet as of December 31, 1995.............  F-56
  Unaudited Pro Forma Statement of Income for the year ended December
   31, 1995.............................................................  F-57
  Notes to Pro Forma Financial Statements...............................  F-58
GARDEN HOTEL ASSOCIATES L.P. FINANCIAL STATEMENTS:
  Report of Independent Public Accountants..............................  F-59
  Balance Sheet as of December 31, 1994 and 1995........................  F-60
  Statements of Income for the years ended December 31, 1993, December
   31, 1994 and December 31, 1995.......................................  F-61
  Statement of Changes in Partners' Capital for the years ended December
   31, 1993, December 31, 1994 and December 31, 1995....................  F-62
  Statements of Cash Flows for the years ended December 31, 1993, Decem-
   ber 31, 1994 and December 31, 1995...................................  F-63
  Notes to Financial Statements.........................................  F-64

                         HOSPITALITY PROPERTIES TRUST

              PRO FORMA BALANCE SHEET AS OF DECEMBER 31, 1995 AND
                         PRO FORMA STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1995

  As described in footnotes (J) and (K), the following unaudited pro forma data are presented as if: (i) the Company's formation transactions, primarily the acquisition of the Initial Hotels and the Company's initial public offering of Shares; (ii) the related offering of Shares (the "Offering"); (iii) the acquisition of all Additional Hotels; (iv) the commencement of the Leases relating to the Additional Hotels; and (v) certain other transactions described in the notes to these pro forma financial statements have been consummated as of the date or for the period presented. The pro forma information is based in part upon the historical financial statements of the Company, the Courtyard Hotels, the Residence Inn Hotels and Garden Hotel Associates L.P. (the Wyndham Hotels) and should be read in conjunction with all of the financial statements and notes thereto included in this form. In the opinion of management, all adjustments necessary to reflect the effects of the transactions discussed above have been reflected in the pro forma data.


  The following unaudited pro forma data is not necessarily indicative of what the actual financial position or results of operations for the Company would have been as of the date or for the period indicated, nor does it purport to represent the financial position or results of operations of the Company for future periods.

                          HOSPITALITY PROPERTIES TRUST
                            PRO FORMA BALANCE SHEET

                                               AS OF DECEMBER 31, 1995
                                        ----------------------------------------
                                        HISTORICAL (A)  PRO FORMA     PRO FORMA
                                         (37 HOTELS)   ADJUSTMENTS   (82 HOTELS)
                                              (UNAUDITED, IN THOUSANDS)
                ASSETS
Real estate properties, at cost
  Land.................................    $ 62,311     $ 91,516      $153,827
  Buildings and improvements...........     270,261      396,934       667,195
                                           --------     --------      --------
                                            332,572      488,450(B)    821,022
  Less accumulated depreciation........       5,820          --          5,820
                                           --------     --------      --------
                                            326,752      488,450       815,202
Cash and cash equivalents..............       2,135          --          2,135
Rent receivable........................         322          --            322
FF&E reserve (restricted cash).........       5,342        5,500(C)     10,842
Other assets, net......................       4,396        1,205(D)      5,601
                                           --------     --------      --------
                                           $338,947     $495,155      $834,102
                                           ========     ========      ========
 LIABILITIES AND SHAREHOLDERS' EQUITY
Borrowings.............................    $    --      $120,515(E)   $120,515
Security deposits......................      32,900       48,460(F)     81,360
Dividend payable.......................       6,930          --          6,930
Due to affiliate.......................         770          --            770
Accounts payable and accrued expenses..         396          --            396
Shareholders' equity:
  Preferred shares of beneficial
   interest, no par value, 100,000,000
   shares authorized, none issued......         --           --            --
  Common shares of beneficial interest
   $.01 par value, 100,000,000 shares
   authorized, 12,600,900 shares issued
   and outstanding (25,600,900 shares
   on a pro forma basis)...............         126          130(G)        256
  Additional paid in capital...........     297,962      326,050(H)    624,012
  Cumulative net income................      11,349          --         11,349
  Dividends (paid or declared).........     (11,486)         --        (11,486)
                                           --------     --------      --------
    Total shareholders' equity.........     297,951      326,180       624,131
                                           --------     --------      --------
                                           $338,947     $495,155      $834,102
                                           ========     ========      ========

                  See notes to pro forma financial statements.

                          HOSPITALITY PROPERTIES TRUST
                         PRO FORMA STATEMENT OF INCOME

                                         YEAR ENDED DECEMBER 31, 1995
                               ------------------------------------------------
                                  HISTORICAL       PRO FORMA       PRO FORMA
                               FEBRUARY 7, 1995   YEAR ENDED      YEAR ENDED
                                (INCEPTION) TO   DECEMBER 31,    DECEMBER 31,
                                 DECEMBER 31,        1995            1995
                                   1995 (I)     (37 HOTELS) (J) (82 HOTELS) (K)
                               (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
  Base rent...................     $ 19,206        $ 32,900(L)      $81,360(L)
  Percentage rent.............          325             408(M)          408(M)
  FF&E reserve income.........        4,037           6,424(N)       12,295(N)
  Interest income.............           74             144             315
                                   --------        --------         -------
    Total revenues............       23,642          39,876          94,378
Expenses:
  Interest expense............        5,039             --            9,145(O)
  Depreciation and amortiza-
   tion.......................        5,844           9,229(P)       23,809(P)
  General and administrative..        1,410           2,616(Q)        5,039(Q)
                                   --------        --------         -------
    Total expenses............       12,293          11,845          37,993
                                   --------        --------         -------
Net income....................     $ 11,349        $ 28,031         $56,385
                                   ========        ========         =======
Other data:
  Cash Available for Distribu-
   tion (R)...................     $ 13,156        $ 30,836         $68,126
  Cash provided by operating
   activities (S).............       14,140          31,820          69,110
  Cash used in investing ac-
   tivities (S)...............      303,652         303,652         749,142
  Cash provided by financing
   activities (S).............      291,647         268,481         685,371
  Weighted average Shares out-
   standing...................        4,515          12,601          25,601
Per share data:
  Net income (T)..............     $   2.51        $   2.22         $  2.20
  Cash Available for Distribu-
   tion (T)...................         2.91            2.45            2.66


                  See notes to pro forma financial statements.

                         HOSPITALITY PROPERTIES TRUST
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                            (DOLLARS IN THOUSANDS)

  (A) Represents the historical balance sheet of the Company as of December 31, 1995.

  (B) Represents the proposed purchase of the 45 Additional Hotels as follows:

                                11 WYNDHAM      18 RESIDENCE INN        16 COURTYARD
                             GARDEN(R) HOTELS BY MARRIOTT(R) HOTELS BY MARRIOTT(R) HOTELS  TOTAL
   Cash purchase price.....      $121,720           $155,000              $158,760        $435,480
   Purchase price withheld
    as security deposit....        13,600             17,220                17,640          48,460
   Estimated closing costs.         1,460                300                   250           2,010
   Option cost capitalized
    to real estate.........           --               1,250                 1,250           2,500
                                 --------           --------              --------        --------
                                 $136,780           $173,770              $177,900        $488,450
                                 ========           ========              ========        ========

  (C) Represents the proposed purchase price of existing FF&E Reserve escrow account balances for the 45 Additional Hotels.

  (D) Represents financing fee of 1% of pro forma borrowings by the Company on the Line of Credit.

  (E) Represents proposed borrowings on the Company's Line of Credit.

  (F) Represents Security Deposits equal to one year's base rent for Leases for the 45 Additional Hotels.

  (G) Represents the par value ($0.01) of 13,000,000 Shares expected to be issued in this Offering.

  (H) Represents the following:

      Gross proceeds from the Offering................................ $346,125
      Estimated expenses of the Offering..............................  (19,945)
      Par value of Shares offered.....................................     (130)
                                                                       --------
                                                                       $326,050
                                                                       ========

  (I) Represents the historical operating results of the Company for the period February 7, 1995 (inception), to December 31, 1995.

  (J) Represents the pro forma operating results of the Company assuming the Company's formation transactions, primarily the acquisition and leasing of the 37 Initial Hotels and the Company's initial public offering of Shares, had been consummated as of January 1, 1995.

  (K) Represents the pro forma operating results of the Company assuming the Company's formation transactions, primarily the acquisition and leasing of the 37 Initial Hotels, the Company's initial public offering of Shares, the proposed acquisition and leasing of the 45 Additional Hotels and the proposed Offering, had been consummated as of January 1, 1995.

                         HOSPITALITY PROPERTIES TRUST
             NOTES TO PRO FORMA FINANCIAL STATEMENTS--(CONTINUED)
                            (DOLLARS IN THOUSANDS)

  (L) Represents base rent per the Leases, as follows:

   Initial Courtyard Hotels............................................. $32,900
                                                                         -------
   Additional Hotels:
    Courtyard Hotels....................................................  17,640
    Wyndham Hotels......................................................  13,600
    Residence Inn Hotels................................................  17,220
                                                                         -------
                                                                          48,460
                                                                         -------
       Total, the Hotels................................................ $81,360
                                                                         =======

  (M) Represents 5% of revenue increases over 1994 base year levels for the Initial Hotels.

  (N) Represents amounts paid as rent into an HPT controlled FF&E escrow account for use on capitalizable hotel expenditures for repairs, refurbishment and renovations. Escrowed amounts represent 5% of Total Hotel Sales each year.

   Initial Courtyard Hotels............................................. $ 6,424
                                                                         -------
   Additional Hotels:
    Courtyard Hotels....................................................   2,775
    Residence Inn Hotels................................................   3,096
                                                                         -------
                                                                           5,871
                                                                         -------
       Total, the Hotels................................................ $12,295
                                                                         =======

  The FF&E Reserve for the renovation and refurbishment of the 11 Wyndham Garden(R) Hotels remains the property of Wyndham I during the Lease terms. At the end of the Lease terms for the 11 Wyndham Garden(R) Hotels, any remaining funds in such FF&E Reserve would be paid to the Company. Under GAAP the FF&E Reserve for the Leases relating to the 11 Wyndham Garden(R) Hotels is not recorded as an expense by the Lessee or income by the Company.

  (O) Represents interest at LIBOR plus 150 basis points (an average of approximately 7.4% during 1995) on the pro forma $120,515 drawn on the Line of Credit in connection with the proposed acquisition of the Additional Hotels and amortization of related financing fees. The pro forma impact on interest expense of a 1/8% change in LIBOR is approximately $150.6.

  (P) Represents the full year effect of the purchase of the Initial Hotels and Additional Hotels on depreciation expense.

   Initial Courtyard Hotels............................................. $ 9,229
                                                                         -------
   Additional Hotels:
    Courtyard Hotels....................................................   5,310
    Wyndham Hotels......................................................   4,083
    Residence Inn Hotels................................................   5,187
                                                                         -------
                                                                          14,580
                                                                         -------
       Total, the Hotels................................................ $23,809
                                                                         =======

                         HOSPITALITY PROPERTIES TRUST
             NOTES TO PRO FORMA FINANCIAL STATEMENTS--(CONTINUED)
                            (DOLLARS IN THOUSANDS)

  (Q) Represents estimated expenses of the Company related to advisory fees, state and local taxes, legal, accounting and investor relations as detailed below.

   Initial Courtyard Hotels:
     Advisory fee....................................................... $2,163
     Other expenses.....................................................    453
                                                                         ------
       Total............................................................ $2,616
                                                                         ------
   Additional Hotels (Advisory fees):
     Courtyard Hotels................................................... $  882
     Wyndham Hotels.....................................................    680
     Residence Inn Hotels...............................................    861
                                                                         ------
                                                                          2,423
                                                                         ------
       Total, the Hotels................................................ $5,039
                                                                         ======
   Advisory fees........................................................ $4,586
     State and local taxes..............................................    140
     Independent trustees fees..........................................     98
     Legal fees.........................................................     40
     Accounting fees....................................................    100
     Investor relations.................................................     75
                                                                         ------
       Total, the Hotels................................................ $5,039
                                                                         ======

  No incentive advisory fees were payable in 1995.

  (R) The Company bases its dividend primarily on Cash Available for Distribution, which it defines as net income from operations, plus depreciation and amortization and less Company income reserved for renovations and refurbishment (i.e., the FF&E Reserves) and adjusted for nonrecurring items, if any. Cash available for distribution may not necessarily equal cash provided by operating activities under GAAP, as the cash flow of the Company is affected by other factors not included in the calculation of cash available for distribution, including changes in working capital.

  (S) Amounts are computed on a pro forma basis in accordance with GAAP, except that cash provided by operating activities excludes the effect on cash resulting from changes in current assets and current liabilities. The Company does not believe that these excluded items are material to net cash provided by operating activities.

  (T) From inception on February 7, 1995, until completion of its initial public offering on August 22, 1995, the Company was a 100% owned subsidiary of HRP. It was initially capitalized with $1.0 million of equity and $163.3 million of debt. The debt was provided by HRP at its cost which was lower than the market rates which the Company would have paid on a stand alone basis. Accordingly, the Company does not believe that net income, net income per share, Cash Available for Distribution and Cash Available for Distribution per Share while it was a wholly owned subsidiary are comparable to periods subsequent to such offering.

                     HMH HPT RESIDENCE INN, INC. (HOST I)
              PRO FORMA BALANCE SHEET AS OF DECEMBER 29, 1995 AND
                         PRO FORMA STATEMENT OF INCOME
                  FOR THE FISCAL YEAR ENDED DECEMBER 29, 1995

  The following unaudited pro forma balance sheet gives effect to (i) the formation of Host I; (ii) the transfer of certain assets to Host I related to the acquisition of the 18 Residence Inn by Marriott(R) Hotels by the Company and (iii) the commencement of the related Leases between Host I and the Company as though such transactions occurred on December 29, 1995. The following unaudited pro forma statement of income gives effect at January 1, 1995 to: (i) the acquisition of the 18 Residence Inn by Marriott(R) Hotels by the Company; and (ii) the commencement of the related Leases. The pro forma information is based in part upon the historical statements of revenues and expenses excluding income taxes of the 18 Residence Inn by Marriott(R) Hotels and should be read in conjunction with all of the financial statements and notes thereto included in this Prospectus. In the opinion of management, all adjustments necessary to reflect the effects of the transactions discussed above have been reflected in the pro forma data.

  The following unaudited pro forma data is not necessarily indicative of what the actual financial position or results of operations for Host I would have been as of the date or for the period indicated, nor does it purport to represent the financial position or results of operations of Host I for future periods.

                      HMH HPT RESIDENCE INN, INC. (HOST I)
                            PRO FORMA BALANCE SHEET

                                              AS OF DECEMBER 29, 1995
                                        ----------------------------------------
                                                        PRO FORMA
                                        HISTORICAL (A) ADJUSTMENTS     PRO FORMA
                                             (UNAUDITED, IN THOUSANDS)
                ASSETS
Advances to Marriott International,
 Inc..................................      $ --         $ 2,230(C)     $ 2,230
Due from Marriott International, Inc..        --             204(C)         204
Security deposit......................        --          17,220(C)(D)   17,220
Cash..................................        --               1(B)           1
                                            -----                       -------
                                            $ --                        $19,655
                                            =====                       =======
           LIABILITIES AND
         SHAREHOLDER'S EQUITY
Accrued expenses......................      $ --         $   560(C)     $   560
Deferred gain.........................        --          12,747(C)      12,747
Shareholder's equity:
  Common stock........................        --             --             --
  Additional paid-in capital..........        --           6,348(B)(C)    6,348
                                            -----                       -------
                                            $ --                        $19,655
                                            =====                       =======



                  See notes to pro forma financial statements.

                      HMH HPT RESIDENCE INN, INC. (HOST I)
                         PRO FORMA STATEMENT OF INCOME

                                    FISCAL YEAR ENDED DECEMBER 29, 1995
                             -------------------------------------------------
                                            RESIDENCE INN
                                 HOST I         HOTELS      PRO FORMA    PRO
                             HISTORICAL (E) HISTORICAL (F) ADJUSTMENTS  FORMA
                                         (UNAUDITED, IN THOUSANDS)
Total Hotel Sales (G).......     $ --          $61,934      $    --    $61,934
                                 =====         =======      ========   =======
Revenues (H)................     $ --          $33,166      $    --    $33,166
                                 -----         -------      --------   -------
Expenses:
Rent and unsubordinated ex-
 penses:
  Base rent (I).............       --              --         17,220    17,220
  FF&E contribution expense
   (J)......................       --              --          3,097     3,097
  Other expenses (K)........       --            6,110           --      6,110
                                 -----         -------      --------   -------
                                   --            6,110        20,317    26,427
                                 -----         -------      --------   -------
Revenues in excess of rent
 and unsubordinated
 expenses...................       --           27,056       (20,317)    6,739
                                 -----         -------      --------   -------
  Subordinated expenses:
   Percentage rent (L)......       --              --            --        --
   Base management fee (M)..       --              --          1,239     1,239
   Incentive management fee
    (N).....................       --            2,817           --      2,817
   Amortization of deferred
    gain (O)................       --              --           (850)     (850)
   Corporate expenses (P)...       --              --          1,231     1,231
   Writedown of property to
    net realizable
    value (Q)...............       --            3,899        (3,899)      --
   Depreciation and
    amortization (R)........       --            6,814        (6,814)      --
                                 -----         -------      --------   -------
                                   --           13,530        (9,093)    4,437
                                 -----         -------      --------   -------
Income before taxes.........       --           13,526       (11,224)    2,302
Provision for income taxes
 (S)........................       --              --           (944)      944
                                 -----         -------      --------   -------
    Net income..............     $ --          $13,526      $(12,168)  $ 1,358
                                 =====         =======      ========   =======


                  See notes to pro forma financial statements.

                     HMH HPT RESIDENCE INN, INC. (HOST I)
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
(A) Represents the historical balance sheet of Host I as of December 29, 1995.

(B) Reflects the effects of the formation of Host I as if the formation had occurred on December 29, 1995. Host I was incorporated in Delaware on February 21, 1996, as a wholly-owned indirect subsidiary of Host Marriott Corporation. On February 21, 1996, Host I issued 100 shares of no par common stock for $1,000 to its parent and sole shareholder, a wholly-owned, indirect subsidiary of Host Marriott Corporation.

(C) Reflects the effects of the operating assets that are expected to be contributed to Host I by its affiliates as a result of the consummation of the sale of the 18 Residence Inn by Marriott(R) Hotels to the Company and the commencement of the related Leases between Host I and the Company and the deferred gain arising from the sale/leaseback transaction between Host I and the Company. The deferred gain represents the excess of the sales price of the hotels over the net book value of the hotels and related transaction costs. The deferred gain will be amortized over the initial terms (approximately 15 years) of the Leases.

(D) Represents Security Deposit required under Leases for the 18 Residence Inn by Marriott(R) Hotels.

(E) Reflects the historical operating results of Host I.

(F) Reflects the combined historical operating results of the 18 Residence Inn by Marriott(R) Hotels for the fiscal year ended December 29, 1995.

(G) Total Hotel Sales represents all revenues and receipts of every kind derived from guests or other customers related to Marriott's operation of the 18 Residence Inn by Marriott(R) Hotels and is presented for the purpose of providing supplemental information regarding the gross sales volume of the 18 Residence Inn by Marriott(R) Hotels. See notes to combined financial statements of the Residence Inn Hotels.

(H) Revenues represents house profit from the 18 Residence Inn by Marriott(R) Hotels. House profit represents Total Hotel Sales less property level expenses excluding depreciation and amortization, Residence Inn by Marriott(R) system fee, property taxes, management fees, ground rent and insurance.

(I) Represents the base rent to be paid by Host I to the Company under the Leases. The Leases require Host I to pay an aggregate minimum annual base rent of $17,220,000, a pro rata portion of which is due and payable in advance on the first day of thirteen predetermined accounting periods per year.

(J) Represents 5% of Total Hotel Sales which the Leases require Host I to deposit into a Company cash account (the FF&E Reserve) to be available for the cost of replacements and renovations at the 18 Residence Inn by Marriott(R) Hotels.

(K) Represents system fee, ground rent and other expenses for which Host I will remain obligated under the Leases.

(L) Under the terms of the Leases, Host I is to pay percentage rent equal to 7.5% of the excess of Total Hotel Sales over 1996 Total Hotel Sales and, as such, there is no percentage rent on a pro forma basis for the fiscal year ended December 29, 1995.

(M) Under the terms of the Management Agreements, Marriott is to be paid base fees of 2% of Total Hotel Sales. On a historical basis, pursuant to the terms of certain financial arrangements between Host Marriott Corporation and Marriott International, Inc., and their respective affiliates, base fees were waived by Marriott International, Inc. in return for Host Marriott Corporation's agreement to pay certain other fees upon the sale of or certain refinancings of such facilities (see Notes 4 and 5 to the combined financial statements of the Residence Inn Hotels).

                     HMH HPT RESIDENCE INN, INC. (HOST I)
             NOTES TO PRO FORMA FINANCIAL STATEMENTS--(CONTINUED)

(N) Under the terms of the Management Agreements, Marriott is to be paid 50% of available cash flow, as defined, as an incentive management fee. Available cash flow is defined as revenues, less base management fees, Residence Inn by Marriott(R) system fee, real and personal property taxes, insurance, ground rent and a priority amount equal to $17,220,000.

(O) Amortization of deferred gain represents adjustments to rent expense to record the effects of the sale/leaseback transaction between Host I and the Company. Amortization is straight-line over the initial term of the Leases (approximately 15 years).

(P) Represents Host Marriott Corporation general and administrative expenses to be allocated to Host I.

(Q) Host I has no ownership interest (other than as a lessee) in the real estate related to the 18 Residence Inn by Marriott(R) Hotels and, as such, there is no expense related to the write-down of property on a pro forma basis.

(R) Host I has no ownership interest (other than as a lessee) in the real estate related to the 18 Residence Inn by Marriott(R) Hotels and, as such, there is no depreciation expense on a pro forma basis.

(S) Adjustment to reflect the impact of federal and state income taxes related to the pro forma results of operations of Host I, at statutory rates. The historical amounts exclude an income tax provision, as described in Note 1 to the combined financial statements of the Residence Inn Hotels.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To HMH HPT Residence Inn, Inc.:

  We have audited the accompanying balance sheet of HMH HPT Residence Inn, Inc. (a Delaware corporation, "Host I") as of February 21, 1996. This balance sheet is the responsibility of the Host I's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of HMH HPT Residence Inn, Inc., as of February 21, 1996, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Washington, D.C.,
February 23, 1996

                      HMH HPT RESIDENCE INN, INC. (HOST I)
                                 BALANCE SHEET

                              ASSETS

                                                        AS OF FEBRUARY 21, 1996
                                                        -----------------------
Cash...................................................         $1,000
                                                                ======
                       STOCKHOLDER'S EQUITY

Common Stock, no par value, 100 shares authorized, is-
 sued and outstanding..................................         $  --
Additional paid-in capital.............................          1,000
                                                                ------
                                                                $1,000
                                                                ======



       The accompanying notes are an integral part of this balance sheet.

                     HMH HPT RESIDENCE INN, INC. (HOST I)
                            NOTES TO BALANCE SHEET
                            AS OF FEBRUARY 21, 1996

NOTE 1. ORGANIZATION

  HMH HPT Residence Inn, Inc. ("Host I") was incorporated in Delaware on February 21, 1996 as a wholly-owned indirect subsidiary of Host Marriott Corporation. On February 21, 1996, Host I issued 100 shares of no par common stock to its parent and sole shareholder, a wholly-owned, indirect subsidiary of Host Marriott Corporation.

NOTE 2. FORMATION AND OPERATIONS

  On February 1, 1996, Hospitality Properties Trust ("HPT") entered into a letter of intent to acquire 18 Residence Inn by Marriott(R) Hotels (the "Residence Inn Hotels") for approximately $172.2 million from affiliates of Host Marriott. Host I was formed for among other things the purpose of leasing the Residence Inn Hotels from HPT. The Residence Inn Hotels are currently subject to management agreements (the "Management Agreements") between Host Marriott and Marriott International, Inc. ("Marriott"). In conjunction with the acquisition of the Residence Inn Hotels by HPT, the Management Agreements will be assigned to HPT and the Residence Inn Hotels will be managed by a subsidiary of Marriott pursuant to the Management Agreements.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
Residence Inn Hotels (as defined in Note 1):

  We have audited the accompanying combined statements of assets, liabilities and net investment and advances of the Residence Inn Hotels, as defined in
Note 1, as of December 29, 1995 and December 30, 1994, and the related combined statements of revenues and expenses excluding income taxes and cash flows for each of the three fiscal years in the period ended December 29, 1995. These financial statements are the responsibility of the Host Marriott Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of Hospitality Properties Trust) as described in Note 1 and are not intended to be a complete presentation of the Residence Inn Hotels' assets, liabilities and net investment and advances, revenues and expenses or cash flows.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the assets, liabilities and net investment and advances of the Residence Inn Hotels as of December 29, 1995 and December 30, 1994, and their revenues and expenses excluding income taxes, and their cash flows for each of the three fiscal years in the period ended December 29, 1995, in conformity with generally accepted accounting principles.

  As explained in Note 3 to the combined financial statements, in 1993 the Residence Inn Hotels changed their method of accounting for assets held for sale.

                                          Arthur Andersen LLP

Washington, D.C.,
February 23, 1996

                              RESIDENCE INN HOTELS
      COMBINED STATEMENTS OF REVENUES AND EXPENSES EXCLUDING INCOME TAXES
        FOR THE FISCAL YEARS ENDED DECEMBER 31, 1993, DECEMBER 30, 1994
                             AND DECEMBER 29, 1995

                                                          FISCAL YEARS ENDED
                                                       -------------------------
                                                         1993     1994    1995
                                                            (IN THOUSANDS)
Total Hotel Sales (Note 1)...........................  $ 53,582  $57,357 $61,934
                                                       ========  ======= =======
Revenues (Note 1)....................................  $ 27,144  $29,816 $33,166
Expenses:
  Depreciation and amortization......................     6,735    6,821   6,814
  Residence Inn system fee...........................     2,129    2,294   2,477
  Property taxes.....................................     2,845    3,120   3,015
  Incentive management fee...........................       --     1,358   2,817
  Writedown of property to net realizable value......       --       --    3,899
  Other..............................................       988      656     618
                                                       --------  ------- -------
    Total expenses...................................    12,697   14,249  19,640
                                                       --------  ------- -------
Revenues over expenses excluding income taxes before
 cumulative effect of change in accounting principle.    14,447   15,567  13,526
Cumulative effect of change in accounting for assets
 held for sale.......................................   (16,500)     --      --
                                                       --------  ------- -------
Revenues (under) over expenses excluding income
 taxes...............................................  $ (2,053) $15,567 $13,526
                                                       ========  ======= =======
Unaudited pro forma data:
  Pro forma income tax expense (benefit).............  $   (821) $ 6,382 $ 5,546
                                                       ========  ======= =======
  Pro forma net income (loss) after taxes............  $ (1,232) $ 9,185 $ 7,980
                                                       ========  ======= =======


   The accompanying notes are an integral part of these combined statements.

                              RESIDENCE INN HOTELS
                   COMBINED STATEMENTS OF ASSETS, LIABILITIES
                        AND NET INVESTMENT AND ADVANCES

                                                          AS OF        AS OF
                                                       DECEMBER 30, DECEMBER 29,
                                                           1994         1995
                                                       -------------------------
                                                            (IN THOUSANDS)
                        ASSETS
Property and equipment, net...........................   $165,192     $156,665
Due from Marriott International.......................        --           204
Advances to Marriott International....................      2,230        2,230
                                                         --------     --------
                                                         $167,422     $159,099
                                                         ========     ========
     LIABILITIES AND NET INVESTMENT AND ADVANCES
Accrued expenses......................................   $    397     $    560
Due to Marriott International.........................      1,237          --
Net investment and advances...........................    165,788      158,539
                                                         --------     --------
                                                         $167,422     $159,099
                                                         ========     ========


   The accompanying notes are an integral part of these combined statements.

                              RESIDENCE INN HOTELS
                       COMBINED STATEMENTS OF CASH FLOWS
        FOR THE FISCAL YEARS ENDED DECEMBER 31, 1993, DECEMBER 30, 1994
                             AND DECEMBER 29, 1995

                                                       FISCAL YEARS ENDED
                                                   ----------------------------
                                                     1993      1994      1995
                                                         (IN THOUSANDS)
Cash flows from operating activities:
  Revenues (under) over expenses excluding income
   taxes.........................................  $ (2,053) $ 15,567  $ 13,526
  Noncash items:
    Depreciation and amortization................     6,735     6,821     6,814
    Cumulative effect of change in accounting for
     assets held for sale........................    16,500       --        --
    Writedown of property to net realizable
     value.......................................       --        --      3,899
  Changes in operating accounts:
    Due from Marriott International..............       --        --       (204)
    Due to Marriott International................        37     1,200    (1,237)
    Advances to Marriott International...........    (2,230)      --        --
    Accrued expenses.............................       177         5       163
                                                   --------  --------  --------
  Cash provided by operations....................    19,166    23,593    22,961
                                                   --------  --------  --------
Cash flows from investing activities:
    Additions to property and equipment..........      (449)     (913)   (2,186)
                                                   --------  --------  --------
Cash flows from financing activities:
    Changes in net investment and advances.......   (18,717)  (22,680)  (20,775)
                                                   --------  --------  --------
Increase (decrease) in cash and cash equivalents.       --        --        --
Cash and cash equivalents at beginning of year...       --        --        --
                                                   --------  --------  --------
Cash and cash equivalents at end of year.........  $    --   $    --   $    --
                                                   ========  ========  ========


   The accompanying notes are an integral part of these combined statements.

                             RESIDENCE INN HOTELS
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995
NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION:

 ORGANIZATION

  Hospitality Properties Trust (the "Company") is a Maryland real estate investment trust which was established to acquire, own and lease hotel properties. The Company completed its initial public offering in August 1995 and operates as a real estate investment trust under the Internal Revenue Code. The Company plans to issue additional shares in a secondary public offering (the "Proposed Offering") in connection with the planned acquisition of certain hotel properties.

 BASIS OF PRESENTATION

  Host Marriott Corporation ("Host Marriott") or a subsidiary thereof designed, constructed or acquired certain Residence Inn by Marriott Hotels, including the 18 properties listed below (collectively, the "Residence Inn Hotels" and, individually, the "Hotel" or "Hotels").

      Flagstaff, AZ             Chicago, IL               Syracuse, NY
      Scottsdale, AZ            Annapolis, MD             Columbus, OH
      Tempe, AZ                 Boston, MA                Willow Grove, PA
      Fountain Valley, CA       Warren, MI                Nashville, TN
      Rancho Bernardo, CA       Durham, NC                Dallas Northpark, TX
      Atlanta, GA               Albuquerque, NM           Dallas Market Center, TX

  All of the Hotels are included in the accompanying financial statements for all periods presented.

  The Residence Inn Hotels are expected to be acquired by the Company from a subsidiary of Host Marriott for approximately $172.2 million with a portion of the proceeds of the Proposed Offering. All of the Hotels are expected to be leased by the Company to a subsidiary ("Host I") of Host Marriott, and managed by a subsidiary ("Marriott" or the "Manager") of Marriott International, Inc. The management agreements (the "Management Agreements") described in Note 4 between Host Marriott and Marriott related to the Hotels will be assigned to the Company.

  The Hotels include the buildings, improvements and equipment for each of the Hotels and, the land on which 17 of the Hotels are located and the leasehold interest in the land under one of the Hotels. Assets and liabilities of the Hotels have been stated at Host Marriott's historical cost basis.

  The accompanying combined financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of the Company. The Residence Inn Hotels, for the periods presented, were a lesser component of Host Marriott, and historically operated as an integral part of Host Marriott. Host Marriott has not historically allocated or charged individual units for interest on net advances and no such expenses are reflected in the accompanying combined financial statements. The accompanying combined financial statements also include no provision or assets or liabilities related to Federal or state income taxes because the Residence Inn Hotels did not pay income taxes and Host Marriott does not allocate or charge these expenses to its individual units. Accordingly, the accompanying combined financial statements are not intended to be a complete presentation of the Residence Inn Hotels' assets, liabilities and net investment and advances, revenues and expenses or cash flows.

  There are no allocations of interest, taxes, overhead, general and administrative or other corporate costs made by Host Marriott to the Hotels. Changes in net investment and advances represent the combined revenues

                             RESIDENCE INN HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995
and expenses excluding income taxes of the Hotels adjusted for cash transferred between Host Marriott and the Hotels.

  An analysis of the activity in this balance for the three fiscal years ended December 29, 1995 is as follows:

                                                                  (IN THOUSANDS)
      Balance January 2, 1993....................................    $193,671
        Revenues under expenses excluding income taxes...........      (2,053)
         Net cash transferred to Host Marriott...................     (18,717)
                                                                     --------
      Balance December 31, 1993..................................     172,901
        Revenues over expenses excluding income taxes............      15,567
         Net cash transferred to Host Marriott...................     (22,680)
                                                                     --------
      Balance December 30, 1994..................................     165,788
        Revenues over expenses excluding income taxes............      13,526
         Net cash transferred to Host Marriott...................     (20,775)
                                                                     --------
      Balance December 29, 1995..................................    $158,539
                                                                     ========

  The average net investment and advances for fiscal years 1993, 1994 and 1995 was approximately $170 million, $158 million, $152 million, respectively.

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 HOTEL SALES AND REVENUES

  Total Hotel Sales ("Total Hotel Sales") represents all revenues and receipts of every kind derived from guests or other customers related to Marriott's operation of the Residence Inn Hotels. Total Hotel Sales are presented in the accompanying combined statements of revenues and expenses excluding income taxes for the purpose of providing supplemental information regarding the gross sales volume of the Residence Inn Hotels which will be used for purposes of calculating percentage rent and the FF&E Reserve (as defined below) under the Leases with Host I and the Management Agreements, respectively. As owner and lessor of the Hotels, the Company will have no interest in the sales or operating results of the Residence Inn Hotels.

                             RESIDENCE INN HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995

  Revenues in the accompanying combined statements of revenues and expenses excluding income taxes represent house profit from the Residence Inn Hotels. House profit represents Total Hotel Sales less property level expenses excluding depreciation and amortization, system fees, real and personal property taxes, ground rent, insurance and management fees. The system fees (included in other expenses) and management fees presented on the accompanying combining statements of revenues and expenses excluding income taxes and the expenses detailed below represent all the costs incurred directly, allocated or charged by the Manager (as defined below) to the Residence Inn Hotels. The detail of Total Hotel Sales and a reconciliation to revenue follows:

                                                          FISCAL YEARS ENDED
                                                        -----------------------
                                                         1993    1994    1995
                                                            (IN THOUSANDS)
   Hotel sales:
     Rooms............................................. $50,089 $54,006 $58,422
     Other.............................................   3,493   3,351   3,512
                                                        ------- ------- -------
       Total Hotel Sales...............................  53,582  57,357  61,934
                                                        ------- ------- -------
   Expenses:
     Departmental direct costs--Rooms (A)..............   9,768  10,486  11,414
     Other operating departments (B)...................   1,248   1,293   1,322
     General and administrative (C)....................   4,884   4,964   5,236
     Utilities (D).....................................   2,620   2,716   2,803
     Repairs, maintenance and accidents (E)............   3,198   3,365   3,033
     Marketing and sales (F)...........................   3,513   3,548   3,721
     Chain services (G)................................   1,207   1,169   1,239
                                                        ------- ------- -------
       Total expenses..................................  26,438  27,541  28,768
                                                        ------- ------- -------
   Revenues (House Profit)............................. $27,144 $29,816 $33,166
                                                        ======= ======= =======

(A) Includes expenses for linen, cleaning supplies, laundry, guest supplies, reservations costs, travel agents commissions, walked guest expenses and wages, benefits and bonuses for employees of the rooms department.

(B) Includes expenses related to operating the telephone department.

(C) Includes management and hourly wages, benefits and bonus, credit and collection expenses, employee relations, guest relations, bad debt expenses, office supplies and miscellaneous other expenses.

(D) Includes electricity, gas and water at the properties.

(E) Includes cost of repairs and maintenance and the cost of accidents at the properties.

(F) Includes management and hourly wages, benefits and bonuses, promotional expense and local advertising.

(G) Includes charges from the Manager for Chain Services as allowable under the Management Agreements.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 GENERAL

  On October 8, 1993 (the "Distribution Date"), Marriott Corporation's operations were divided into two separate companies: Host Marriott Corporation and Marriott International, Inc. On December 29, 1995, Host Marriott Corporation's operations were divided into two separate companies: Host Marriott Corporation and Host Marriott Services Corporation.

                             RESIDENCE INN HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995

 FISCAL YEAR

  The Residence Inn Hotels' fiscal year ends on the Friday nearest to December
31. The fiscal year is divided into 13 accounting periods of four weeks each.

 PROPERTY AND EQUIPMENT

  Property and equipment is recorded at cost, including interest and real estate taxes incurred during development and construction. Replacements and improvements are capitalized.

  Depreciation is computed using the straight line method over the estimated useful lives of the assets, generally 40 years for buildings and improvements and 3 to 10 years for furniture and equipment.

  In cases where management is holding for sale particular lodging properties, Host Marriott assesses impairment based on whether the net realizable value (estimated sales price less costs of disposal) of each individual property to be sold is less than the net book value. A lodging property is considered to be held for sale when Host Marriott has made the decision to dispose of the property. Otherwise, Host Marriott assesses impairment of its real estate properties based on whether it is probable that undiscounted future cash flows from each individual property will be less than its net book value.

 CASH AND CASH EQUIVALENTS

  The Residence Inn Hotels consider all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents. Cash and cash equivalents generated by the Hotels is transferred to Host Marriott. Operating expenses, capital expenditures and other cash requirements of the Residence Inn Hotels are paid by Host Marriott and charged directly to the Hotels.

 NEW STATEMENT OF FINANCIAL ACCOUNTING STANDARDS

  The Residence Inn Hotels adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" during the fiscal year ended December 29, 1995. The adoption of SFAS No. 121 had no material effect on the Residence Inn Hotels' financial statements.

 UNAUDITED PRO FORMA DATA

  The accompanying combined statements of revenues and expenses excluding income taxes present unaudited pro forma income taxes for each period presented based upon the combined effective Federal and state tax rates of 40% for fiscal 1993, and 41% for fiscal years 1994 and 1995.

NOTE 3. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following (in thousands):

                                                       DECEMBER 30, DECEMBER 29,
                                                           1994         1995
   Land and land improvements.........................   $ 39,965     $ 39,965
   Buildings and leasehold improvements...............    122,895      119,423
   Furniture and equipment............................     23,791       24,983
   Construction in progress...........................        427          993
                                                         --------     --------
                                                          187,078      185,364
   Less--accumulated depreciation.....................     21,886       28,699
                                                         --------     --------
   Property and equipment, net........................   $165,192     $156,665
                                                         ========     ========

                             RESIDENCE INN HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995
  Most hotels developed by Host Marriott since the early 1980s were reported as assets held for sale prior to 1992. In early 1992, Host Marriott decided it was no longer appropriate to view sales of lodging properties, subject to operating agreements, as a primary means of long-term financing. Accordingly, Host Marriott discontinued classification of these properties as assets held for sale.

  Following discussions with the Staff of the Securities and Exchange Commission, in the second quarter of 1993, Host Marriott changed its method of determining net realizable value of assets held for sale. Host Marriott previously determined net realizable value of such assets on an aggregate basis, in the case of Residence Inns. Beginning in the second fiscal quarter of 1993 and thereafter, under Host Marriott's new accounting policy, net realizable value of all assets held for sale is determined on a property-by-property basis. The cumulative pre-tax effect of this change on periods prior to the second quarter of 1993 of $16.5 million is reflected as a cumulative effect of a change in accounting for assets held for sale in the accompanying combined statement of revenues and expenses, excluding income taxes, for the fiscal year ended December 31, 1993. In 1995, Host Marriott adjusted, in accordance with its accounting policy, the carrying values of three properties included in the Residence Inn Hotels by approximately $3.9 million to reflect such properties' net realizable value based on sales price. The reduction in the annual depreciation charge as a result of these changes was approximately $299,000 and $97,000, respectively.

NOTE 4. MANAGEMENT AGREEMENTS

  Subsequent to the Distribution Date, the Manager operates the Hotels pursuant to the long-term Management Agreements with initial terms expiring in 2013. The Manager has the option to extend the agreements on one or more Hotels for up to three 10-year terms. The Management Agreements provide for a Residence Inn system fee equal to 4% of total revenues. In addition, the Manager is reimbursed for each Hotel's pro rata share of the actual costs and expenses incurred in providing certain services ("Chain Services") on a central or regional basis to all hotels operated by the Manager. As franchisor of the Residence Inn by Marriott system, the Manager maintains a marketing fund to pay the costs associated with certain system-wide advertising, promotional, and public relations materials and programs and the operation of a toll-free reservation system. Each Hotel contributes 2.5% of suite revenues to the marketing fund. These arrangements regarding system Fees, Chain Services and marketing fund contributions existed prior to the Distribution Date and as such, for fiscal years 1993, 1994 and 1995, the Residence Inn Hotels paid a Residence Inn system fee of $2,128,861, $2,294,287 and $2,477,335, reimbursed the Manager for $1,206,622, $1,169,007 and $1,238,668
of Chain Services and contributed $1,252,232, $1,350,144 and $1,460,538 to the marketing fund, respectively.

  In addition, the Manager is entitled to an incentive management fee equal to 50% of available cash flow, not to exceed 20% of operating profit, as defined. No incentive management fees were earned or paid for the period from the Distribution Date through December 31, 1993. For the fiscal years ended December 30, 1994, and 1995, incentive management fees of $1,358,360 and $2,817,305, respectively, were earned by the Manager.

  The Management Agreements provide for a base management fee of 2% of the Hotel's total revenue. In a separate agreement between the Manager and Host Marriott, the base management fee through the year 2000 was replaced by a bonus management incentive fee equal to 2% of the Hotels total revenues, payable only upon sale of the Hotels. Therefore, no bonus management incentive fee has been reflected in the accompanying combined statements of revenues and expenses excluding income taxes. As of December 29, 1995, $1,381,000 of bonus management incentive fees would be payable to the Manager upon sale or certain financing, as defined, of the Hotels.

  Host Marriott is required to provide the Manager with working capital to meet the operating needs of the Hotels. Marriott as the manager converts cash advanced by the Parent into other forms of working capital

                             RESIDENCE INN HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995
consisting primarily of operating cash, inventories, and trade receivables and payables which are maintained and controlled by Marriott. The individual components of working capital controlled by the Manager are reflected as advances to Marriott International in the accompanying combined statements of assets, liabilities and net investment and advances (see Note 1). As of December 29, 1995, $2,230,000 has been advanced to the Manager for working capital.

  The Management Agreements provided for the establishment of a property improvement fund (the "FF&E Reserve") for the Hotels. Contributions to the FF&E Reserve are 5% of Total Hotel Sales, beginning on the Distribution Date. Contributions to the FF&E Reserve from the Distribution Date through December 31, 1993 were $584,000, and for the fiscal years ended December 30, 1994 and December 29, 1995, were $2,868,000 and $3,097,000, respectively.

  During 1994, the Management Agreements were amended and $2,538,000, representing the entire then remaining balance of the FF&E Reserve, was returned to Host Marriott. It was also agreed that future contributions (until the time of sale of any of the Residence Inn Hotels) would be retained by Host Marriott and advanced to the Residence Inn Hotels at such time as improvements are made to the properties. Such amounts have been included in the change in net investment and advances in the accompanying combined statements of cash flows.

NOTE 5. CONSOLIDATION AGREEMENT

  The Hotels are subject to the terms of a consolidation agreement ("Consolidation Agreement") between Host Marriott and Marriott International, Inc. pursuant to which (i) incentive fees payable under the Management Agreements are determined on a consolidated basis for all lodging facilities of the same type and (ii) base fees payable under the Management Agreements are waived in return for payment upon the sale or certain refinancings of such facilities and as such, no base management fees expense (equal to 2% of Total Hotel Sales) is reflected in the accompanying combined statements of revenues and expenses excluding income taxes.

  After the sale of any of the Hotels, the Consolidation Agreement is no longer applicable to the Hotels and as such, base fees equal to 2% of Total Hotel Sales is payable under the Management Agreements after the sale of the Hotels.

NOTE 6. LEASES

  Future minimum annual rental commitments for all non-cancelable leases entered into by Host Marriott, or by Marriott on behalf of Host Marriott, including the ground leases described below, are as follows (in thousands):

                                                                    OPERATING
      FISCAL YEAR                                                     LEASES
                                                                  (IN THOUSANDS)
      1996.......................................................     $  515
      1997.......................................................        431
      1998.......................................................        394
      1999.......................................................        282
      2000.......................................................        109
      Thereafter.................................................      1,980
                                                                      ------
      Total minimum lease payments...............................     $3,711
                                                                      ======

                             RESIDENCE INN HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995

  The Residence Inn Hotels lease the land under the Syracuse, New York, Hotel under a ground lease agreement with an initial term expiring in the year 2022, and 2 ten year renewal options thereafter. Ground rent expense has been included in other operating costs and expenses in the accompanying combined statements of revenues and expenses excluding income taxes. The ground rent is calculated as follows: (i) during the first ten years of the ground lease, the greater of $90,000 per annum or 3% of Total Hotel Sales; and (ii) thereafter, the greater of $120,000 per annum or 3% of Total Hotel Sales.

                       HMH HPT COURTYARD, INC. (HOST II)
              PRO FORMA BALANCE SHEET AS OF DECEMBER 29, 1995 AND
                         PRO FORMA STATEMENT OF INCOME
                  FOR THE FISCAL YEAR ENDED DECEMBER 29, 1995

  The following unaudited pro forma balance sheet gives effect to the transfer of certain assets to Host II related to the acquisition of the Courtyard Hotels by the Company and the commencement of the related Leases between Host II and the Company as though such transactions occurred on December 29, 1995. The following unaudited pro forma statement of income gives effect at January 1, 1995 to: (i) the acquisition of the Courtyard by Marriott(R) Hotels by the Company; and (ii) the commencement of the related Leases. The pro forma information is based in part upon the historical statements of revenues and expenses excluding income taxes of the Courtyard by Marriott(R) Hotels and should be read in conjunction with all of the financial statements and notes thereto included in this Prospectus. In the opinion of management, all adjustments necessary to reflect the effects of the transactions discussed above have been reflected in the pro forma data.

  The following unaudited pro forma data is not necessarily indicative of what the actual financial position or results of operations for Host II would have been as of the date or for the period indicated, nor does it purport to represent the financial position or results of operations of Host II for future periods.

                       HMH HPT COURTYARD, INC. (HOST II)
                            PRO FORMA BALANCE SHEET

                                            AS OF DECEMBER 29, 1995
                                      -----------------------------------------
                                                      PRO FORMA
                                      HISTORICAL (A) ADJUSTMENTS      PRO FORMA
                                           (UNAUDITED, IN THOUSANDS)
               ASSETS
Advances to Marriott International,
 Inc. ...............................    $ 3,984       $ 1,494 (B)     $ 5,478
Due from Marriott International,
 Inc.................................      2,218           940 (B)       3,158
Security deposit.....................     32,900        17,640 (B)(C)   50,540
                                         -------                       -------
                                         $39,102                       $59,176
                                         =======                       =======
           LIABILITIES AND
         SHAREHOLDER'S EQUITY
Accrued expenses.....................    $    45       $   158 (B)     $   203
Percentage rent payable..............        141           --              141
Deferred gain........................     12,908        27,978          40,886
Due to Host Marriott Corporation.....      1,322           --            1,322
Shareholder's equity:
  Common stock.......................        --            --              --
  Additional paid-in capital.........     25,406        (8,062)         17,344
  Retained deficit...................       (720)          --             (720)
                                         -------                       -------
                                         $39,102                       $59,176
                                         =======                       =======


                  See notes to pro forma financial statements.

                       HMH HPT COURTYARD, INC. (HOST II)
                         PRO FORMA STATEMENT OF INCOME

                                       FISCAL YEAR ENDED DECEMBER 29, 1995
                                    ------------------------------------------
                                               COURTYARD
                                     HOST II     HOTELS
                                    HISTORICAL HISTORICAL  PRO FORMA    PRO
                                       (D)        (E)     ADJUSTMENTS  FORMA
                                            (UNAUDITED, IN THOUSANDS)
Total Hotel Sales (F)..............  $76,192    $107,772   $    --    $183,964
                                     =======    ========   ========   ========
Revenues (G).......................  $37,813    $ 53,209   $    --    $ 91,022
                                     -------    --------   --------   --------
Expenses:
  Rent and unsubordinated expenses:
   Base rent (H)...................   19,108         --      31,432     50,540
   FF&E contribution expense (I)...    3,810         --       5,388      9,198
   Other expenses (J)..............    5,859       8,139        --      13,998
                                     -------    --------   --------   --------
                                      28,777       8,139     36,820     73,736
                                     -------    --------   --------   --------
   Revenues in excess of rent and
    unsubordinated expenses........    9,036      45,070    (36,820)    17,286
                                     -------    --------   --------   --------
Subordinated expenses:
  Percentage rent (K)..............      271         --         137        408
  Base management fee (L)..........    1,524         --       2,155      3,679
  Incentive management fee (M).....    3,632       2,590        --       6,222
  Amortization of deferred gain
   (N).............................     (675)        --      (2,370)    (3,045)
  Corporate expenses (O)...........    1,059         --       2,536      3,595
  Writedown of property to net re-
   alizable value (P)..............      --        8,819     (8,819)       --
  Depreciation and amortization
   (Q).............................      --       12,284    (12,284)       --
                                     -------    --------   --------   --------
                                       5,811      23,693    (18,645)    10,859
                                     -------    --------   --------   --------
Income before taxes................    3,225      21,377    (18,175)     6,427
                                     -------    --------   --------   --------
Provision for income taxes (R).....    1,322         --      (1,313)     2,635
                                     -------    --------   --------   --------
Net income.........................  $ 1,903    $ 21,377   $(19,488)  $  3,792
                                     =======    ========   ========   ========


                  See notes to pro forma financial statements.

                       HMH HPT COURTYARD, INC. (HOST II)
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

(A) Represents the historical balance sheet of Host II as of December 29, 1995.

(B) Reflects the effects of the assets and liabilities that are expected to be contributed to Host II by its affiliates as a result of the consummation of the sale of the 16 additional Courtyard by Marriott(R) Hotels to the Company and the commencement of the related Leases between Host II and the Company and the deferred gain arising from the sale/leaseback transaction between Host II and the Company. The deferred gain represents the excess of the sales price of the hotels over the net book value of the hotels and related transaction costs. The deferred gain will be amortized over the initial terms (approximately 17 years) of the Leases.

(C) Represents Security Deposit required under Leases for the 16 additional Courtyard by Marriott(R) Hotels.

(D) Reflects the historical operating results of Host II for the period March 24, 1995 (inception) through December 29, 1995.

(E) Reflects the combined historical operating results of the 37 Initial Courtyard by Marriott(R) Hotels for periods prior to their acquisition by the Company and the combined historical operating results of the 16 additional Courtyard by Marriott(R) Hotels for the fiscal year ended December 29, 1995.

(F) Total Hotel Sales represents all revenues and receipts of every kind derived from guests or other customers related to Marriott II's operation of the 53 Courtyard by Marriott(R) Hotels and is presented for the purpose of providing supplemental information regarding the gross sales volume of the 53 Courtyard by Marriott(R) Hotels. See notes to historical combined financial statements of the Courtyard Hotels.

(G) Revenues represents house profit from the 53 Courtyard by Marriott(R) Hotels. House profit represents Total Hotel Sales less property level expenses excluding depreciation and amortization, Courtyard by Marriott(R) system fee, property taxes, management fees, ground rent and insurance.

(H) Represents the base rent to be paid by Host II to the Company under the Leases. The Leases require Host II to pay an aggregate minimum annual base rent of $50,540,000, a pro rata portion of which is due and payable in advance on the first day of thirteen predetermined accounting periods per year.

(I) Represents 5% of Total Hotel Sales which the Leases require Host II to deposit into a Company cash account (the FF&E Reserve) to be available for the cost of replacements and renovations at the 53 Courtyard by Marriott(R) Hotels.

(J) Represents Courtyard by Marriott(R) system fee, ground rent and other expenses for which Host II will remain obligated under the Leases.

(K) Represents percentage rent to be paid by Host II to the Company under the Leases. Percentage rent under the Leases is equal to 5% of the excess of Total Hotel Sales over 1994 Total Hotel Sales for the 37 Initial Courtyard by Marriott(R) Hotels and 5% of the excess of Total Hotel Sales over 1995 Total Hotel Sales for the 16 additional Courtyard by Marriott(R) Hotels.

(L) Under the terms of the Management Agreements, Marriott is to be paid base fees of 2% of Total Hotel Sales. On an historical basis, pursuant to the terms of certain financial arrangements between Host Marriott Corporation and Marriott International, Inc. and their respective affiliates, base fees were waived by Marriott International, Inc. in return for Host Marriott Corporation's agreement to pay certain other fees upon the sale of or certain refinancings of such facilities (see Note 4 and Note 5 to the Combined Financial Statements of the Courtyard Hotels).

(M) Under the terms of the Management Agreements, Marriott is to be paid 50% of available cash flow, as defined, as an incentive management fee. Available cash flow is defined as Revenues, less base management fees, Courtyard by Marriott(R) system fee, real and personal property taxes, insurance, ground rent and a priority amount equal to $50,540,000.

                       HMH HPT COURTYARD, INC. (HOST II)
             NOTES TO PRO FORMA FINANCIAL STATEMENTS--(CONTINUED)

(N) Amortization of deferred gain represents adjustments to rent expense to record the effects of the sale/leaseback transaction between Host II and the Company. Amortization is straight-line over the initial term of the Lease (17 years).

(O) Represents Host Marriott Corporation general and administrative expenses allocated to Host II. See Note 1 to the financial statements of Host II.

(P) Host II has no ownership interest (other than as lessee) in the real estate related to the 53 Courtyard by Marriott(R) Hotels and, as such, there is no expense related to the writedown of property on a pro forma basis.

(Q) Host II has no ownership interest (other than as a lessee) in the real estate related to the 53 Courtyard by Marriott(R) Hotels and, as such, there is no depreciation expense on a pro forma basis.

(R) Adjustment to reflect the impact of federal and state income taxes related to the pro forma results of operations of Host II, at statutory rates. The historical amounts exclude an income tax provision, as described in Note 1 to the combined financial statements of Courtyard Hotels.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To HMH HPT Courtyard, Inc.:

  We have audited the accompanying balance sheet of HMH HPT Courtyard, Inc. (a Delaware corporation, "Host II") as of December 29, 1995, and the related statements of income, shareholder's equity and cash flows for the period March 24, 1995 (inception) through December 29, 1995. These financial statements are the responsibility of Host II's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HMH HPT Courtyard, Inc., as of December 29, 1995, and the results of its operations and its cash flows for the period March 24 (inception) through December 29, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Washington, D.C.,
February 23, 1996

                       HMH HPT COURTYARD, INC. (HOST II)
                                 BALANCE SHEET

                                                                    AS OF
                                                              DECEMBER 29, 1995
                                                              -----------------
                                                               (IN THOUSANDS)
                            ASSETS
Advances to manager..........................................      $ 3,984
Due from Marriott International, Inc.........................        2,218
Security deposit.............................................       32,900
                                                                   -------
    Total assets.............................................      $39,102
                                                                   =======
             LIABILITIES AND SHAREHOLDER'S EQUITY
Accrued expenses.............................................      $    45
Percentage rent payable......................................          141
Deferred gain................................................       12,908
Due to Host Marriott Corporation.............................        1,322
                                                                   -------
    Total liabilities........................................       14,416
Shareholder's equity:
  Common Stock, no par value, 100 shares authorized, issued
   and outstanding...........................................          --
  Additional paid-in capital.................................       25,406
  Retained deficit...........................................         (720)
                                                                   -------
    Total liabilities and shareholder's equity...............      $39,102
                                                                   =======


       The accompanying notes are an integral part of this balance sheet.

                       HMH HPT COURTYARD, INC. (HOST II)
                              STATEMENT OF INCOME

                                                               MARCH 24, 1995
                                                             (INCEPTION) THROUGH
                                                              DECEMBER 29, 1995
                                                             -------------------
                                                               (IN THOUSANDS)
Total Hotel Sales (Note 1)..................................       $76,192
                                                                   =======
Revenues (Note 1)...........................................       $37,813
                                                                   -------
Expenses:
  Base rent.................................................        19,108
  Percentage rent...........................................           271
  FF&E contribution expense.................................         3,810
  Base management fee.......................................         1,524
  Incentive management fee..................................         3,632
  Other expenses............................................         5,859
                                                                   -------
    Total expenses..........................................        34,204
                                                                   -------
Amortization of deferred gain...............................           675
Corporate expenses..........................................        (1,059)
                                                                   -------
Income before taxes.........................................         3,225
Provision for income taxes..................................        (1,322)
                                                                   -------
Net income..................................................       $ 1,903
                                                                   =======


         The accompanying notes are an integral part of this statement.

                       HMH HPT COURTYARD, INC. (HOST II)
                       STATEMENT OF SHAREHOLDER'S EQUITY

                                                     MARCH 24, 1995 (INCEPTION)
                                                     THROUGH DECEMBER 29, 1995
                                                     --------------------------
                                                            ADDITIONAL
                                                     COMMON  PAID-IN   RETAINED
                                                     STOCK   CAPITAL   DEFICIT
                                                           (IN THOUSANDS)
Initial capitalization.............................. $ --    $21,451   $   --
Capital contribution................................   --      3,955       --
Cash transferred to Host Marriott Corporation.......   --        --     (2,623)
Net income..........................................   --        --      1,903
                                                     -----   -------   -------
Balance, December 29, 1995.......................... $ --    $25,406   $  (720)
                                                     =====   =======   =======



         The accompanying notes are an integral part of this statement.

                       HMH HPT COURTYARD, INC. (HOST II)
                            STATEMENT OF CASH FLOWS

                                                              MARCH 24, 1995
                                                            (INCEPTION) THROUGH
                                                             DECEMBER 29, 1995
                                                            -------------------
                                                              (IN THOUSANDS)
Cash flows from operating activities:
  Net income...............................................       $ 1,903
  Adjustments to reconcile net income to cash provided by
   operating activities:
    Amortization of deferred gain..........................          (675)
    Changes in operating accounts:
    Decrease in prepaid rent...............................         2,531
    (Increase) in due from Marriott International, Inc.....        (2,218)
    Increase in percentage rent payable....................           141
    (Decrease) in accrued expenses.........................          (381)
    Increase in due to Host Marriott Corporation...........         1,322
                                                                  -------
      Cash provided by operations..........................         2,623
                                                                  -------
Cash flows from financing activities:
Cash transferred to Host Marriott Corporation..............        (2,623)
                                                                  -------
Increase in cash and cash equivalents......................           --
Cash and cash equivalents at beginning of period...........           --
                                                                  -------
Cash and cash equivalents at end of period.................       $   --
                                                                  =======
Supplemental information, non-cash activity--
  Balances transferred to Host II by Parent upon
   commencement of leases related to 37 Courtyard by
   Marriott hotels--
    Advances to manager....................................         3,984
    Prepaid rent...........................................         2,531
    Other assets...........................................        32,900
    Accrued expenses.......................................          (426)
    Deferred gain..........................................       (13,583)
                                                                  -------
    Net capital contributed by Parent......................       $25,406
                                                                  =======


         The accompanying notes are an integral part of this statement.

                       HMH HPT COURTYARD, INC. (HOST II)
                         NOTES TO FINANCIAL STATEMENTS
                            AS OF DECEMBER 29, 1995
NOTE 1. BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

 ORGANIZATION AND INITIAL CAPITALIZATION

  HMH HPT Courtyard, Inc. ("Host II") was incorporated in Delaware on February 7, 1995 as a wholly-owned indirect subsidiary of Host Marriott Corporation ("Host Marriott"). On February 2, 1995, Host II issued 100 shares of no par common stock to its parent and sole shareholder ("Parent"), a wholly-owned, indirect subsidiary of Host Marriott. Host II had no operations prior to March 24, 1995 (the "Commencement Date" or "Inception"). As a result, the accompanying statements of income, cash flows and shareholder's equity present activity of Host II from the Commencement Date through December 29, 1995.

  On the Commencement Date, affiliates of Host Marriott (the "Sellers") sold 21 Courtyard by Marriott hotel properties to Hospitality Properties Trust ("HPT"), a wholly-owned subsidiary of Health and Retirement Properties Trust. On August 22, 1995, HPT acquired an additional 16 Courtyard by Marriott hotel properties from the Sellers, increasing the total properties sold to 37 Courtyards by Marriott (the "Hotels"). The Sellers contributed to Host II its assets and liabilities related to the operations of such properties, including working capital advances to the hotel manager, prepaid rent under leasing arrangements (the "Leases") and rights to other assets as described in Note 3. Such assets have been accounted for at the Parent's carryover basis.

 FISCAL YEAR

  Host II operates on a fiscal year which ends on the Friday closest to December 31. The fiscal year is divided into thirteen accounting periods of four weeks each.

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 HOTEL SALES AND REVENUES

  Total Hotel Sales ("Hotel Sales") represents all revenues and receipts of every kind derived from guests or other customers related to Marriott International Inc.'s, the manager of the hotels (the "Manager"), operation of the Hotels. Total Hotel Sales are presented in the accompanying statement of income for the purpose of providing supplemental information regarding the gross sales volume of the Hotels which is used for purposes of calculating Percentage Rent (as defined below) and the FF&E Reserve under the Leases and Management Agreements (as defined below), respectively (See Note 2). As owner and lessor of the Hotels, HPT has no interest in the sales and operating results of the Hotels.

  Revenues in the accompanying statement of income represent house profit from the Hotels because Host II has delegated substantially all of the operating decisions relating to the generation of house profit from the Hotels to the Manager. House profit reflects the net revenues flowing to Host II as lessee and represents total hotel sales less property level expenses excluding depreciation and amortization, system fees, real and personal property taxes, ground rent, insurance and management fees. The system fees (included in other expenses) and management fees presented on the accompanying statement of income and the expenses detailed below represent all the costs incurred directly, allocated or charged by the Manager to the Hotels.

                       HMH HPT COURTYARD, INC. (HOST II)
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                            AS OF DECEMBER 29, 1995

  The following table presents the detail of house profit for the period from March 24, 1995 (Inception) to December 29, 1995:

                                                                  (IN THOUSANDS)
Hotel Sales:
  Rooms..........................................................    $66,968
  Food and beverage..............................................      6,225
  Other..........................................................      2,999
                                                                     -------
    Total Hotel Sales............................................     76,192
                                                                     -------
Expenses:
 Departmental direct costs--
  Rooms (A)......................................................     14,713
  Food and beverage (B)..........................................      5,044
  Other operating departments (C)................................        827
  General and administrative (D).................................      7,768
  Utilities (E)..................................................      2,955
  Repairs, maintenance and accidents (F).........................      2,899
  Marketing and sales (G)........................................      1,121
  Chain services (H).............................................      3,052
                                                                     -------
    Total expenses...............................................     38,379
                                                                     -------
Revenues (House Profit)..........................................    $37,813
                                                                     =======

- ---------------------
(A) Includes expenses for linen, cleaning supplies, laundry, guest supplies, reservations costs, travel agents' commissions, walked guest expenses and wages, benefits and bonuses for employees of the rooms department.
(B) Includes costs of food and beverages sold, china, glass, silver, paper, and cleaning supplies and wages, benefits and bonuses for employees of the food and beverage department.
(C) Includes expenses related to operating the telephone department.
(D) Includes management and hourly wages, benefits and bonuses, credit and collection expenses, employee relations, guest relations, bad debt expenses, office supplies and miscellaneous other expenses.
(E) Includes electricity, gas and water at the properties.
(F) Includes cost of repairs and maintenance and the cost of accidents at the properties.
(G) Includes management and hourly wages, benefits and bonuses, promotional expense and local advertising.
(H) Includes charges from the Manager for Chain Services as allowable under the Management Agreements.

 CORPORATE EXPENSES

  As a wholly owned indirect subsidiary of Host Marriott, Host II shares certain general and administrative functions with Host Marriott and its other subsidiaries. The functions generally include accounting, data processing, payroll, human resources, legal and other administrative services. The expenses related to these functions are generally allocated between Host Marriott and its subsidiaries based on gross sales. From the period March 24, 1995 (Inception) through December 29, 1995, corporate expenses allocated to Host II totaled $1,059,000.

                       HMH HPT COURTYARD, INC. (HOST II)
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                            AS OF DECEMBER 29, 1995
NOTE 2. COMMITMENTS AND CONTINGENCIES:

 THE LEASES

  On the Commencement Date, Host II entered into leases for 21 Courtyard by Marriott properties. On August 22, 1995, Host II entered into leases for an additional 16 Courtyard by Marriott properties (collectively, the "Leases").

  The initial term of the Leases expires at the end of fiscal 2006. Thereafter, the Leases automatically renew for one seven-year term and three consecutive ten-year terms, unless Host II properly notifies HPT in accordance with the Leases.

  The Leases require Host II to pay rents equal to aggregate minimum annual rent of $32,900,000 ("Base Rent"), and percentage rent equal to 5% of the excess of Total Hotel Sales, as defined, over 1994 Total Hotel Sales ("Percentage Rent"). A pro rata portion of Base Rent is due and payable in advance on the first day of thirteen predetermined accounting periods. Percentage Rent is due and payable quarterly in arrears.

  The Leases also require Host II to make payments when due on behalf of HPT for real estate taxes and other taxes, assessments and similar charges arising from or related to the Hotels and their operation, utilities, premiums on required insurance coverage, rents due under ground and equipment leases and all amounts due under the terms of the Management Agreements described below. Host II is also required to provide the Manager with working capital to meet the operating needs of the Hotels. The Sellers had previously made such advances related to the Hotels in the amount of $3,984,000 and transferred their interest in such amounts to Host II on the Commencement Date.

  The Leases require Host II to escrow, or cause the Manager to escrow, an amount equal to 5% of the annual Total Hotel Sales into an HPT-owned reserve (the "FF&E Reserve"), which amount shall be available for the cost of required replacements and renovation. Any requirements for funds in excess of amounts in the FF&E Reserve shall be provided by HPT ("HPT Fundings") at the request of Host II. In the event of HPT Fundings, Base Rent shall be adjusted upward by an amount equal to 10% of HPT Fundings.

  The Leases require Host II to maintain a minimum net worth, as defined, equal to one year's base rent. For purposes of this covenant, the deferred gain is excluded from the calculation of net worth.

 MANAGEMENT AGREEMENTS

  As part of the sale of the Hotels, the Sellers' rights and obligations under management agreements (the "Management Agreements") with the Manager, with an initial term expiring in 2013, were transferred to HPT, and the Manager has the option to extend the Management Agreement on all of the Hotels for up to three 10-year terms.

  The Management Agreements provide that the Manager be paid a system fee equal to 3% of Hotel Sales, a base management fee of 2% of Hotel Sales ("Base Management Fee") and an incentive management fee equal to 50% of available cash flow, not to exceed 20% of operating profit, as defined ("Incentive Management Fee"). In addition, the Manager is reimbursed for each Hotel's pro rata share of the actual costs and expenses incurred in providing certain services on a central or regional basis to all Courtyard by Marriott hotels operated by the Manager.

  Base Rent is to be paid prior to payment of Base Management Fees and Incentive Management Fees. To the extent Base Management Fees are so deferred, they must be paid in future periods. If available cash flow is insufficient to pay Incentive Management Fees, no Incentive Management Fees are earned by the Manager.

                       HMH HPT COURTYARD, INC. (HOST II)
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                            AS OF DECEMBER 29, 1995

NOTE 3. SECURITY DEPOSIT

  Pursuant to the terms of the agreement for the sale of the Hotels, HPT held $32,900,000 as a security deposit for the obligations of Host II under the Leases (the "Security Deposit"). The Security Deposit is due upon termination of the Leases, including renewal terms.

NOTE 4. INCOME TAXES

  Host II and Host Marriott are members of a consolidated group for federal income tax purposes and have agreed that Host II will not be responsible for any tax liability associated with the Security Deposit and, accordingly, no such deferred tax liability has been reflected in the accompanying balance sheet.

  The components of Host II's effective income tax rate follow:

            Statutory Federal tax rate...............   35%
            State income tax, net of Federal tax ben-
             efit....................................    6
                                                       ---
                                                        41%
                                                       ===

  There is no difference between the basis of assets and liabilities for income tax and financial reporting purposes other than for the Security Deposit.

NOTE 5. OPERATING LEASE COMMITMENTS

  As of December 29, 1995, future minimum annual rental commitments for the Leases on the Hotels and other non-cancelable leases entered into by Host II, or by the Manager on behalf of Host II, including the ground leases described below, are as follows (in thousands):

                                                                         OTHER
                                                             LEASES    OPERATING
   FISCAL YEAR                                            (SEE NOTE 2)  LEASES
   1996..................................................   $ 32,900    $1,506
   1997..................................................     32,900     1,220
   1998..................................................     32,900       929
   1999..................................................     32,900       335
   2000..................................................     32,900       132
   Thereafter............................................    197,400     2,750
                                                            --------    ------
   Total minimum lease payments..........................   $361,900    $6,872
                                                            ========    ======

  The land under five of the Hotels is leased from third parties. The ground leases have remaining terms (including all renewal options) expiring between the years 2039 and 2067. The ground leases provide for rent based on specific percentages of certain sales categories subject to minimum amounts. The minimum rentals are adjusted at various anniversary dates throughout the lease terms, as defined in the agreements.

NOTE 6. SUBSEQUENT EVENT (UNAUDITED)

  On February 1, 1996, HPT entered into a letter of intent to acquire 16 additional Courtyard by Marriott hotels from the Sellers for approximately $176.4 million. It is expected that subsequent to the acquisition, the hotels will be leased to Host II through December 31, 2012 under terms substantially similar to the existing leases between HPT and Host II. Annual Base Rent payable by Host II will be increased by approximately $17,640,000.

                       HMH HPT COURTYARD, INC. (HOST II)
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                            AS OF DECEMBER 29, 1995
Also in February 1996, the existing leases between HPT and Host II were amended to among other things, extend the lease terms through December 2012.

  Each of the 16 properties to be acquired, as with the 37 currently owned by HPT are subject to management agreements with the Manager. It is expected that all management agreements will be amended in conjunction with the transaction to, among other things extend the agreement terms through December 31, 2015, and to require exercise of renewal options and calculation of FF&E Reserve and Base and Incentive Management Fees on a consolidated basis for all Courtyard by Marriott hotels owned by HPT.

  While the transaction is expected to be completed by June 30, 1996, no assurance can be given as to the actual timing or that it will be completed.



        The accompanying notes are an integral part of this statement.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the
Courtyard Hotels (as defined in Note 1):

  We have audited the accompanying combined statements of assets, liabilities and net investment and advances of the Courtyard Hotels, as defined in Note l, as of December 29, 1995 and December 30, 1994 and the related combined statements of revenues and expenses excluding income taxes, and cash flows for each of the three fiscal years in the period ended December 29, 1995. These financial statements are the responsibility of Host Marriott Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of Hospitality Properties Trust) as described in Note 1 and are not intended to be a complete presentation of the Courtyard Hotels' assets, liabilities and net investment and advances, revenues and expenses or cash flows.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the assets, liabilities and net investment and advances of the Courtyard Hotels as of December 29, 1995 and December 30, 1994, and their revenues and expenses excluding income taxes, and their cash flows for each of the three fiscal years in the period ended December 29, 1995, in conformity with generally accepted accounting principles.

  As explained in Note 3 to the combined financial statements, in 1993 the Courtyard Hotels changed their method of accounting for assets held for sale.

                                          Arthur Andersen LLP

Washington, D.C.,
February 23, 1996

                                COURTYARD HOTELS
      COMBINED STATEMENTS OF REVENUES AND EXPENSES EXCLUDING INCOME TAXES
        FOR THE FISCAL YEARS ENDED DECEMBER 31, 1993, DECEMBER 30, 1994
                             AND DECEMBER 29, 1995

                                                        FISCAL YEARS ENDED
                                                    ---------------------------
                                                      1993      1994     1995
                                                          (IN THOUSANDS)
Total Hotel Sales (Note 1)......................... $164,612  $173,811 $107,772
                                                    ========  ======== ========
Revenues (Note 1).................................. $ 72,936  $ 83,161 $ 53,209
Expenses:
  Depreciation and amortization....................   18,393    20,100   12,284
  Courtyard system fee.............................    4,939     5,214    3,233
  Property taxes...................................    7,103     6,316    4,074
  Incentive management fee.........................      --      2,825    2,590
  Writedown of property to net realizable value....      --        --     8,819
  Other............................................    2,886     3,010      832
                                                    --------  -------- --------
    Total expenses.................................   33,321    37,465   31,832
                                                    --------  -------- --------
Revenues over expenses excluding income taxes
 before cumulative effect of change in accounting
 principle.........................................   39,615    45,696   21,377
Cumulative effect of change in accounting for
 assets held for sale..............................  (17,800)      --       --
                                                    --------  -------- --------
Revenues over expenses excluding income taxes...... $ 21,815  $ 45,696 $ 21,377
                                                    ========  ======== ========
Unaudited pro forma data:
  Pro forma income tax expense..................... $  8,726  $ 18,736 $  8,765
                                                    --------  -------- --------
  Pro forma net income after taxes................. $ 13,089  $ 26,960 $ 12,612
                                                    ========  ======== ========


   The accompanying notes are an integral part of these combined statements.

                                COURTYARD HOTELS
                   COMBINED STATEMENTS OF ASSETS, LIABILITIES
                        AND NET INVESTMENT AND ADVANCES

                                                          AS OF        AS OF
                                                       DECEMBER 30, DECEMBER 29,
                                                           1994         1995
                                                            (IN THOUSANDS)
                        ASSETS
Property and equipment, net...........................   $470,302     $145,676
Due from Marriott International.......................      1,277          940
Advances to Marriott International....................      5,152        1,494
                                                         --------     --------
                                                         $476,731     $148,110
                                                         ========     ========
     LIABILITIES AND NET INVESTMENT AND ADVANCES
Accrued expenses......................................   $    766     $    158
Net investment and advances...........................    475,965      147,952
                                                         --------     --------
                                                         $476,731     $148,110
                                                         ========     ========



   The accompanying notes are an integral part of these combined statements.

                                COURTYARD HOTELS
                       COMBINED STATEMENTS OF CASH FLOWS
        FOR THE FISCAL YEARS ENDED DECEMBER 31, 1993, DECEMBER 30, 1994
                             AND DECEMBER 29, 1995

                                                       FISCAL YEARS ENDED
                                                   ----------------------------
                                                     1993      1994      1995
                                                         (IN THOUSANDS)
Cash flows from operating activities:
 Revenues over expenses excluding income taxes...  $ 21,815  $ 45,696  $ 21,377
 Noncash items:
  Depreciation and amortization..................    18,393    20,100    12,284
  Writedown of property to net realizable value..       --        --      8,819
  Cumulative effect of change in accounting for
   assets held for sale..........................    17,800       --        --
  Changes in operating accounts:
   Due from Marriott International...............      (333)     (944)      337
   Advances to Marriott International............    (5,152)      --      3,658
   Accrued expenses..............................       777      (352)     (608)
                                                   --------  --------  --------
    Cash provided by operations..................    53,300    64,500    45,867
                                                   --------  --------  --------
Cash flows from investing activities:
 Additions to property and equipment.............    (1,594)   (4,771)   (8,177)
 Change in property improvement fund.............      (697)      697       --
                                                   --------  --------  --------
    Cash used in investing activities............    (2,291)   (4,074)   (8,177)
                                                   --------  --------  --------
Cash flows from financing activities:
 Changes in net investment and advances..........   (51,009)  (60,426)  (37,690)
                                                   --------  --------  --------
Increase (decrease) in cash and cash equivalents.       --        --        --
Cash and cash equivalents at beginning of year...       --        --        --
                                                   --------  --------  --------
Cash and cash equivalents at end of year.........  $    --   $    --   $    --
                                                   ========  ========  ========


   The accompanying notes are an integral part of these combined statements.

                               COURTYARD HOTELS
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

 ORGANIZATION

  Hospitality Properties Trust (the "Company") is a Maryland real estate investment trust which was established to acquire, own and lease hotel properties. The Company completed its initial public offering (the "Initial Offering") in August 1995 and operates as a real estate investment trust under the Internal Revenue Service Code. The Company plans to issue additional shares in a secondary public offering (the "Proposed Offering") in connection with the planned acquisition of certain hotel properties.

 BASIS OF PRESENTATION

  Host Marriott Corporation ("Host Marriott") or a subsidiary thereof designed, constructed or acquired certain Courtyard by Marriott Hotels, including 37 properties acquired by the Company in 1995 (the "Initial Hotels") and 16 hotels expected to be acquired by the Company from a subsidiary of Host Marriott, listed below (collectively, the "Courtyard Hotels" and, individually, the "Hotel" or "Hotels").

                                   INITIAL HOTELS
- --------------------------------------------------------------------------------------
     GROUP A HOTELS                   GROUP B HOTELS                GROUP C HOTELS
Phoenix, AZ               Camarillo, CA                          Laguna Hills, CA
Scottsdale, AZ            Huntington Beach/Fountain Valley, CA   Torrance, CA
Atlanta Airport North,
 GA                       Los Angeles Airport, CA                Jacksonville, FL
Atlanta-Cumberland
 Center, GA               San Jose Airport, CA                   Miami Lakes, FL
Atlanta-Jimmy Carter
 Blvd., GA                Wilmington, DE                         Arlington Heights, IL
Atlanta-Midtown, GA       Boca Raton, FL                         Quad Cities, IA
Indianapolis, IN          Macon, GA                              Greenbelt, MD
Danvers, MA               Columbia, MD                           Hanover, NJ
Foxborough, MA            Norwood, MA                            Tinton Falls, NJ
Lowell, MA                Woburn, MA                             Fishkill, NY
Milford, MA               Kansas City Airport, MO                Syracuse, NY
Stoughton, MA             Charlotte-University Research Park, NC Pittsburgh, PA
Detroit/Auburn Hills, MI  Fayetteville, NC                       Willow Grove, PA
Minneapolis/Eden
 Prairie, MN              Chattanooga, TN                        Middletown, RI
South Kansas City, MO     Dallas-Northpark, TX                   Arlington/Rosslyn, VA
Mahwah, NJ                Milwaukee/Brookfield, WI               Williamsburg, VA
Raleigh/Durham Airport,
 NC
Philadelphia Airport, PA
Spartanburg, SC
Fairfax, VA
Bellevue, WA

  All of the Courtyard Hotels are included in the accompanying combined financial statements for all periods presented except: (i) information for 16 Initial Hotels (Group B) is excluded for the period between August 22, 1995 and December 29, 1995, and (ii) information for 21 Courtyard Hotels (Group A) is excluded for the period between March 25, 1995 and December 29, 1995. Note 7 presents the Courtyards Hotels on a pro forma basis as if the properties were retained by Host Marriott during the fiscal year ended December 29, 1995.

  The Group A Hotels were acquired by the Company on March 24, 1995 for approximately $179.4 million from affiliates of Host Marriott. As a result, as of March 24, 1995, the ownership of the Group A Hotel assets are reflected in the financial statements of the Company and the results of operations of the Group A Hotels are

                               COURTYARD HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995
reflected in the financial statements of a subsidiary (HMH HPT Courtyard, Inc.) ("Host II") of Host Marriott. The accompanying combined financial statements include the results of operations, financial position and cash flows of the Group A Hotels through March 24, 1995. Substantially all of the funding for this acquisition was provided to the Company by HRP as a demand loan. The Group B Hotels were acquired by the Company on August 23, 1995 from a subsidiary of Host Marriott for approximately $149.6 million with a portion of the proceeds of the Initial Offering. As a result, as of August 23, 1995, the ownership of the Group B Hotels' assets are reflected in the financial statements of the Company and the results of operations of the Group B Hotels are reflected in the financial statements of Host II. The accompanying combined financial statements include the results of operations, financial position and cash flows of the Group B Hotels through August 22, 1995. All of the Courtyard Hotels have been leased by the Company to Host II, and are managed by a subsidiary ("Marriott" or the "Manager") of Marriott International, Inc. The management agreements (the "Management Agreements") described in Note 4 between Host Marriott and Marriott related to the Hotels have been assigned to the Company.

  The Group C Hotels are expected to be acquired by the Company from a subsidiary of Host Marriott for approximately $176.4 million with a portion of the proceeds of the Proposed Offering. The Group C Hotels are expected to be leased to Host II and managed by Marriott. The Management Agreements described in Note 4 between Host Marriott and Marriott related to the Group C Hotels will be assigned to the Company.

  The Courtyard Hotels include the buildings, improvements and equipment for each of the Hotels, the land on which 45 of the Hotels are located and the leasehold interest in the land under eight of the Hotels. Assets and liabilities of the Courtyard Hotels have been stated at Host Marriott's historical cost basis.

  The accompanying combined financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of the Company. The Courtyard Hotels, for the periods presented, were a lesser component of Host Marriott, and historically operated as an integral part of Host Marriott. Host Marriott has not historically allocated or charged individual units for interest on net advances and no such expenses are reflected in the accompanying combined financial statements. The accompanying combined financial statements also include no provision or assets or liabilities related to federal or state income taxes because the Courtyard Hotels did not pay income taxes and Host Marriott does not allocate or charge these expenses to its individual units. Accordingly, the accompanying combined financial statements are not intended to be a complete presentation of the Courtyard Hotels' assets, liabilities and net investment and advances, revenues and expenses or cash flows.

  There are no allocations of interest, taxes, overhead, general administrative or other corporate costs made by Host Marriott to the Courtyard Hotels. Changes in net investment and advances represent the revenues and expenses excluding income taxes of the Courtyard Hotels adjusted for cash transferred between Host Marriott and the Courtyard Hotels and, for the fiscal year ended December 29, 1995, the effects of the transfer of net assets related to the sale of the Group A and Group B Hotels to the Company.

                               COURTYARD HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995

  An analysis of the activity in this balance for each of the three fiscal years in the period ended December 29, 1995 is as follows:

                                                                 (IN THOUSANDS)
   Balance January 1, 1993......................................    $519,889
     Revenues over expenses excluding income taxes..............      21,815
     Net cash transferred to Host Marriott......................     (51,009)
                                                                    --------
   Balance December 31, 1993....................................     490,695
     Revenues over expenses excluding income taxes..............      45,696
     Net cash transferred to Host Marriott......................     (60,426)
                                                                    --------
   Balance December 30, 1994....................................     475,965
     Revenues over expenses excluding income taxes..............      21,377
     Net cash transferred to Host Marriott......................     (37,690)
                                                                    --------
     Transfer of net assets related to the sale of the Group A
      and Group B Hotels........................................    (311,700)
                                                                    --------
   Balance December 29, 1995....................................    $147,952
                                                                    ========

  The average net investment and advances for each of the fiscal years 1993, 1994 and 1995 was approximately $505 million, $483 million and $312 million, respectively.

 USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 HOTEL SALES AND REVENUES

  Total Hotel Sales ("Total Hotel Sales") represents all revenues and receipts of every kind derived from guests or other customers related to Marriott's operation of the Courtyard Hotels. Total Hotel Sales are presented in the accompanying combined statements of revenues and expenses excluding income taxes for the purpose of providing supplemental information regarding the gross sales volume of the Courtyard Hotels which is used for purposes of calculating percentage rent and the FF&E Reserve (as defined below) under the Leases with Host II and the Management Agreements, respectively. As owner and lessor of the Courtyard Hotels, the Company has no interest in the sales or operating results of the Courtyard Hotels.

                               COURTYARD HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995

  Revenues in the accompanying combined statements of revenues and expenses excluding income taxes represent house profit from the Courtyard Hotels. House profit represents Total Hotel Sales less property level expenses excluding depreciation and amortization, system fees (included in other expenses), real and personal property taxes, ground rent, insurance and management fees. The system fees and management fees presented on the accompanying combined statements of revenues and expenses excluding income taxes detailed below represent all the costs incurred directly, allocated or charged by the Manager (as defined below) to the Courtyard Hotels. The detail of Total Hotel Sales and a reconciliation to revenue follows:

                                                         FISCAL YEARS ENDED
                                                     --------------------------
                                                       1993     1994     1995
                                                           (IN THOUSANDS)
   Hotel sales:
     Rooms.......................................... $139,710 $150,122 $ 94,572
     Food and beverage..............................   18,523   16,672    9,115
     Other..........................................    6,379    7,017    4,085
                                                     -------- -------- --------
       Total Hotel Sales............................  164,612  173,811  107,772
                                                     -------- -------- --------
   Expenses:
    Departmental direct costs--
     Rooms (A)......................................   31,341   32,776   20,258
     Food and beverage (B)..........................   14,433   13,197    7,392
     Other operating departments (C)................    2,127    2,127    1,197
     General and administrative (D).................   17,629   17,525   11,057
     Utilities (E)..................................    7,879    7,700    4,605
     Repairs, maintenance and accidents (F).........    7,839    7,319    4,467
     Marketing and sales (G)........................    3,514    3,305    1,688
     Chain services (H).............................    6,914    6,701    3,899
                                                     -------- -------- --------
       Total expenses...............................   91,676   90,650   54,563
                                                     -------- -------- --------
   Revenues (House Profit).......................... $ 72,936 $ 83,161 $ 53,209
                                                     ======== ======== ========

- ---------------------
(A) Includes expenses for linen, cleaning supplies, laundry, guest supplies, reservations costs, travel agents commissions, walked guest expenses and wages, benefits and bonuses for employees of the rooms department.
(B) Includes costs of food and beverages sold, china, glass, silver, paper, and cleaning supplies and wages, benefits and bonuses for employees of the food and beverage department.
(C) Includes expenses related to operating the telephone department.
(D) Includes management and hourly wages, benefits and bonuses, credit and collection expenses, employee relations, guest relations, bad debt expenses, office supplies and miscellaneous other expenses.
(E) Includes electricity, gas and water at the properties.
(F) Includes cost of repairs and maintenance and the cost of accidents at the properties.
(G) Includes management and hourly wages, benefits and bonuses, promotional expense and local advertising.
(H)Includes charges from the Manager for Chain Services as allowable under the Management Agreements.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 GENERAL

  On October 8, 1993 (the "Distribution Date"), Marriott Corporation's operations were divided into two separate companies: Host Marriott Corporation and Marriott International, Inc. On December 29, 1995, Host

                               COURTYARD HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995
Marriott Corporation's operations were divided into two separate companies:
Host Marriott Corporation ("Host Marriott") and Host Marriott Services Corporation.

 FISCAL YEAR

  The Courtyard Hotel's fiscal year ends on the Friday nearest to December 31. The fiscal year is divided into 13 accounting periods of four weeks each.

 PROPERTY AND EQUIPMENT

  Property and equipment is recorded at cost, including interest and real estate taxes incurred during development and construction. Replacements and improvements are capitalized.

  Depreciation is computed using the straight line method over the estimated useful lives of the assets, generally 40 years for buildings and improvements and 3 to 10 years for furniture and equipment.

  In cases where management is holding for sale particular lodging properties, Host Marriott assesses impairment based on whether the net realizable value (estimated sales price less costs of disposal) of each individual property to be sold is less than the net book value. A lodging property is considered to be held for sale when Host Marriott has made the decision to dispose of the property. Otherwise, Host Marriott assesses impairment of its real estate properties based on whether it is probable that undiscounted future cash flows from each individual property will be less than its net book value.

 AMORTIZATION--PRE-OPENING COSTS

  Costs of an operating nature incurred prior to opening of the Hotels are deferred and amortized over twelve months. Amortization expense was $94,000 in 1993. Pre-opening costs were fully amortized in 1993.

 CASH AND CASH EQUIVALENTS

  The Courtyard Hotels consider all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents. Cash and cash equivalents generated by the Hotels is transferred to Host Marriott. Operating expenses, capital expenditures and other cash requirements of the Courtyard Hotels are paid by Host Marriott and charged directly to the Courtyard Hotels.

 NEW STATEMENT OF FINANCIAL ACCOUNTING STANDARDS

  The Courtyard Hotels adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" during the fiscal year ended December 29, 1995. The adoption of SFAS No. 121 had no material effect on the Courtyard Hotels' financial statements.

 UNAUDITED PRO FORMA DATA

  The accompanying combined statements of revenues and expenses excluding income taxes present unaudited pro forma income taxes for each period presented based upon the effective combined Federal and state tax rates of 40% for fiscal year 1993 and 41% for fiscal years 1994 and 1995.

                               COURTYARD HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995

NOTE 3. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following (in thousands):

                                                       DECEMBER 30, DECEMBER 29,
                                                           1994         1995
   Land and land improvements.........................   $104,118     $ 34,200
   Buildings and leasehold improvements...............    375,497      118,446
   Furniture and equipment............................     70,626       22,371
   Construction in progress...........................        666        1,256
                                                         --------     --------
                                                          550,907      176,273
   Less--accumulated depreciation.....................     80,605       30,597
                                                         --------     --------
   Property and equipment, net........................   $470,302     $145,676
                                                         ========     ========

  Most hotels developed by Host Marriott since the early 1980s were reported as assets held for sale prior to 1992. In early 1992, Host Marriott decided it was no longer appropriate to view sales of lodging properties, subject to operating agreements, as a primary means of long-term financing. Accordingly, Host Marriott discontinued classification of these properties as assets held for sale.

  Following discussions with the Staff of the Securities and Exchange Commission, in the second quarter of 1993, Host Marriott changed its method of determining net realizable value of assets held for sale. Host Marriott previously determined net realizable value of such assets on an aggregate basis, in the case of Courtyard by Marriott hotels. Beginning in the second fiscal quarter of 1993 and thereafter, under Host Marriott's new accounting policy, net realizable value of all assets held for sale is determined on a property-by-property basis. The cumulative pre-tax effect of this change on periods prior to the second quarter of 1993 of $17.8 million is reflected as a cumulative effect of a change in accounting for assets held for sale in the accompanying combined statement of revenues and expenses excluding income taxes for the fiscal year ended December 31, 1993. In 1995, Host Marriott adjusted, in accordance with its accounting policy, the carrying value of 3 properties included in the Courtyard Hotels by approximately $8.8 million to reflect such properties' net realizable value based on sales price. The reductions in the annual depreciation charge as a result of the accounting change and the write-down were approximately $445,000 and $220,000, respectively.

NOTE 4. MANAGEMENT AGREEMENTS

  Subsequent to the Distribution Date, the Manager operates the Courtyard Hotels pursuant to long-term management agreements with initial terms expiring in 2013. The Manager has the option to extend the agreements on one or more Hotels for up to 3 consecutive 10 year terms. The Management Agreements provided for a Courtyard by Marriott system fee equal to 3% of Total Hotel Sales. In addition, Marriott is reimbursed for each Hotel's pro rata share of the actual costs and expenses incurred in providing certain services ("Chain Services") on a central or regional basis to all hotels operated by Marriott. These arrangements regarding the Courtyard by Marriott system fee and Chain Services existed prior to the Distribution Date and as such, for fiscal years 1993, 1994 and 1995, the Courtyard Hotels paid a Courtyard by Marriott system fee of $4,939,000, $5,214,000 and $3,233,000, respectively and reimbursed Marriott for $6,914,000, $6,701,000 and $3,899,000, respectively, of Chain Services.

  In addition, Marriott is entitled to an incentive management fee equal to 50% of available cash flow, not to exceed 20% of operating profit, as defined, calculated on a combined basis for all Courtyard by Marriott hotels owned by Host Marriott. Available cash flow is defined as revenues less base management fees, Courtyard by Marriott system fee, property taxes, other expenses and a stated annual priority amount. Incentive management

                               COURTYARD HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995
fees were not earned by Marriott from the Distribution Date through December 31, 1993, due to the fact that there was no available cash flow, as defined. The incentive management fees earned by Marriott of $2,825,000 and $2,590,000 for fiscal years 1994 and 1995, respectively, have been allocated to the Courtyard Hotels in the accompanying combined financial statements based on Total Hotel Sales.

  The Management Agreements provided that Marriott was to be entitled to a base fee equal to 2% of Total Hotel Sales. However, this fee has been waived as more fully described in Note 5, below.

  Host Marriott is required to provide Marriott with working capital to meet the operating needs of the Hotels. Marriott as the manager converts cash advanced by Host Marriott into other forms of working capital consisting primarily of operating cash, inventories, and trade receivables and payables which are maintained and controlled by Marriott. The individual components of working capital controlled by Marriott are not reflected in the accompanying combined statements of assets, liabilities and net investment and advances (see Note 1). As of December 30, 1994 and December 29, 1995, $5,152,000 and $1,494,000, respectively, has been advanced to Marriott for working capital.

  The Management Agreements provided for the establishment of a property improvement fund (the "FF&E Reserve") for the Hotels. Contributions to the FF&E Reserve are 5% of Total Hotel Sales, beginning on the Distribution Date. Contributions to the FF&E Management Agreements provided for the establishment of a property improvement fund (the "FF&E Reserve") for the Hotels. Contributions to the FF&E Reserve are 5% of Total Hotel Sales, beginning on the Distribution Date. Contributions to the FF&E Reserve from the Distribution Date through December 31, 1993 were $2,403,000, and for the fiscal years ended December 30, 1994 and December 29, 1995 were $8,894,000 and $5,389,000, respectively.

  During 1994, the Management Agreements were amended to return the remaining balance of the FF&E Reserve to Host Marriott. It was agreed that future contributions (until the time of sale of any of the Courtyard Hotels) would be retained by Host Marriott and advanced to the Courtyard Hotels at such time as improvements are made to the properties. Such amounts have been included in the change in net investment and advances in the accompanying combined statements of cash flows.

NOTE 5. CONSOLIDATION AGREEMENT

  The Courtyard Hotels are subject to the terms of a consolidation agreement ("Consolidation Agreement") between Host Marriott and Marriott International, Inc. pursuant to which (i) incentive fees payable under the Management Agreements are determined on a consolidated basis for all lodging facilities of the same type and (ii) base fees payable under the Management Agreements are waived in return for payment upon the sale of or certain refinancings of such facilities and as such, no base management fees expense (equal to 2% of Total Hotel Sales) is reflected in the accompanying combined statements of revenues and expenses excluding income taxes.

  After the sale of any of the Courtyard Hotels, the Consolidation Agreement is no longer applicable to the Courtyard Hotels and as such, base fees equal to 2% of Total Hotel Sales is payable under the Management Agreements after the sale of the Courtyard Hotels.

                               COURTYARD HOTELS
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
                 AS OF DECEMBER 30, 1994 AND DECEMBER 29, 1995

NOTE 6. LEASES

  As of December 29, 1995, future minimum annual rental commitments for all noncancelable leases entered into by Host Marriott, or by Marriott on behalf of Host Marriott, including the ground leases related to the Group C hotels described below, are as follows (in thousands):

                                                                   OPERATING
   FISCAL YEAR                                                      LEASES
    1996......................................................     $    476
    1997......................................................          407
    1998......................................................          351
    1999......................................................          350
    2000......................................................          142
    Thereafter................................................        2,340
                                                                   --------
       Total minimum lease payments...........................     $  4,066
                                                                   ========

  The Courtyard Hotels lease the land under three of the Group A Hotels, two of the Group B Hotels and three of the Group C Hotels under ground lease agreements with third parties. The ground leases have remaining terms
(including all renewal options) expiring between the years 2039 and 2067. The ground leases provide for rent based on specific percentages of certain sales categories subject to minimum amounts. The percentages are adjusted at various anniversary dates throughout the lease terms, as defined in the agreements.

NOTE 7. PRO FORMA RESULTS OF OPERATIONS

  As discussed in Note 1, the Group A Hotels and Group B Hotels were acquired by the Company on March 24, 1995 and August 22, 1995, respectively. The Group C
Hotel assets are expected to be acquired by the Company in 1996. Assuming that such transactions were consummated as of January 1, 1995, the pro forma condensed results of operations of the Hotels are set forth below:

                                                                  YEAR ENDED
                                                               DECEMBER 29, 1995
                                                                (IN THOUSANDS)
   Total hotel sales..........................................     $183,964
                                                                   ========
   Revenues...................................................     $ 91,022
   Depreciation expense.......................................       18,128
   Other expenses.............................................       29,039
                                                                   --------
   Revenues over expenses excluding income taxes..............       43,855
   Pro forma income tax expense (Note 2)......................       17,981
                                                                   --------
   Pro forma net income after tax.............................     $ 25,874
                                                                   ========

                                   WYNDHAM I
                          PRO FORMA BALANCE SHEET AND
                    PRO FORMA STATEMENT OF INCOME AS OF AND
                     FOR THE YEAR ENDED DECEMBER 31, 1995

  The following unaudited pro forma balance sheet gives effect to (i) the formation of Wyndham I; (ii) the transfer of certain assets and liabilities to Wyndham I related to the acquisition of 11 Wyndham Garden(R) Hotels by the Company and (iii) the commencement of the related Leases between Wyndham I and the Company as though such transactions occurred on December 31, 1995. The following unaudited pro forma statement of income gives effect at January 1, 1995 to: (i) the acquisition of the 11 Wyndham Garden(R) Hotels by the Company; and (ii) the commencement of the related Leases. The pro forma information is based in part upon the historical financial statements of a predecessor limited partnership, Garden Hotel Associates Ltd. Partnership ("GHALP") and should be read in conjunction with all of the financial statements and notes thereto included in this Prospectus. In the opinion of management, all adjustments necessary to reflect the effects of the transactions discussed above have been reflected in the pro forma data.

  The following unaudited pro forma data is not necessarily indicative of what the actual financial position or results of operations for Wyndham I would have been as of the date or for the period indicated, nor does it purport to represent the financial position or results of operations of Wyndham I for future periods.

                                   WYNDHAM I
                            PRO FORMA BALANCE SHEET

                                                 AS OF DECEMBER 31, 1995
                                           -------------------------------------
                                                          PRO FORMA    WYNDHAM I
                                           HISTORICAL(A) ADJUSTMENTS   PRO FORMA
                                                (UNAUDITED, IN THOUSANDS)
                  ASSETS
FF&E Reserves.............................      --           1,167(B)     1,167
Security deposit..........................      --          13,600(B)    13,600
                                               ----       --------     --------
Total assets..............................     $--        $ 14,767     $ 14,767
                                               ====       ========     ========
             LIABILITIES AND
           STOCKHOLDERS' EQUITY
Common stock..............................      --               1(B)         1
Paid in capital...........................      --          14,766(B)    14,766
                                               ----       --------     --------
Total stockholders' equity................      --          14,767       14,767
                                               ----       --------     --------
Total liabilities and stockholders'
 equity...................................     $--        $ 14,767     $ 14,767
                                               ====       ========     ========


        The accompanying notes are an integral part of these statements.

                                   WYNDHAM I
                         PRO FORMA STATEMENT OF INCOME

                                             YEAR ENDED DECEMBER 31, 1995
                                         ---------------------------------------
                                          GARDEN HOTEL
                                         ASSOCIATES LTD.
                                           PARTNERSHIP    PRO FORMA    WYNDHAM I
                                         HISTORICAL (C)  ADJUSTMENTS   PRO FORMA
                                               (UNAUDITED, IN THOUSANDS)
Revenues................................     $56,642       $   --       $56,642
Department expenses.....................      19,622           --        19,622
Undistributed expenses..................      13,632           --        13,632
                                             -------       -------      -------
  Gross operating profit................      23,388           --        23,388
Base rent...............................         --         13,600 (D)   13,600
Percentage rent.........................         --            --  (E)      --
Depreciation and amortization...........       5,059        (5,059)(F)      --
Other (G)...............................       2,655           --         2,655
Base & incentive management fee (H).....       3,317          (183)       3,134
                                             -------       -------      -------
  Operating income......................      12,357        (8,358)       3,999
Interest income.........................         334          (334)         --
Interest expense........................      (7,145)        7,145          --
                                             -------       -------      -------
  Income before income taxes............       5,547        (1,548)       3,999
Provision for income taxes (I)..........         --         (1,580)      (1,580)
                                             -------       -------      -------
  Net income............................     $ 5,547       $(3,127)     $ 2,419
                                             =======       =======      =======


    The accompanying notes are an integral part of the financial statements.

                                   WYNDHAM I
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

(A) Wyndham I was not formed as of December 31, 1995.

(B) Reflects the effects of the assets that are expected to be contributed to Wyndham I by its affiliates as a result of the sale of the 11 Wyndham Garden(R) Hotels to the Company.

(C) Reflects the combined historical operating results of the 11 Wyndham Garden(R) Hotels for the year ended December 31, 1995.

(D) Represents the base rent to be paid by Wyndham I to the Company under the Leases. The Leases require Wyndham I to pay an aggregate minimum annual base rent of $13,600,000 a pro rata portion of which is due and payable in advance on the first day of each month.

(E) Under the terms of the Leases, Wyndham I is to pay percentage rent equal to 8% of the excess of Total Hotel Sales over 1996 Total Hotel Sales and, as such, there is no percentage rent on a pro forma basis for the year ended December 31, 1995.

(F) Wyndham I has no ownership interest (other than as a lessee) in the real estate related to these 11 Wyndham Garden(R) Hotels and, as such, there is no depreciation expense on a pro forma basis.

(G) Represents ground rent and other expenses for which Wyndham I will remain obligated under the Leases.

(H) Under the terms of the Management Agreements, Wyndham II is to be paid base fees of 5% of Revenues and incentive fees equal to approximately 20% of adjusted net operating income (as defined in the applicable Management Agreements).

(I) Adjustment to reflect the impact of federal and state income taxes related to the pro forma results of operations of Wyndham I, at an effective income tax rate of approximately 39.5%, assuming Wyndham I's change in tax status to a corporation.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners
Garden Hotel Associates L.P.

  We have audited the accompanying balance sheets of Garden Hotel Associates L.P. as of December 31, 1994 and 1995 and the related statements of income, changes in partners' capital, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Garden Hotel Associates L.P. as of December 31, 1994 and 1995, and its results of operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Dallas, Texas
February 27, 1996

                           GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)
                                 BALANCE SHEET

                                                            DECEMBER 31,
                                                      -------------------------
                                                          1994         1995
                       ASSETS
Current assets:
  Cash and cash equivalents.......................... $  5,398,475 $  5,632,647
  Accounts receivable, less allowance of $19,000 in
   1994 and $31,000 in 1995..........................    1,276,316    1,248,115
  Due from affiliate.................................          --       155,009
  Inventories........................................      199,543      189,658
  Prepaid expenses...................................      151,322      149,415
                                                      ------------ ------------
    Total current assets.............................    7,025,656    7,374,844
Property and equipment, net..........................  105,947,174  103,797,560
Other assets, net of accumulated amortization of
 $4,338,000 and $4,175,000 in 1994 and 1995,
 respectively........................................    1,919,689    1,342,372
                                                      ------------ ------------
    Total assets..................................... $114,892,519 $112,514,776
                                                      ============ ============
          LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable and accrued expenses.............. $  3,935,116 $  4,087,035
  Due to Operator....................................      357,940      475,200
  Advance deposits...................................       79,734      486,967
                                                      ------------ ------------
    Total current liabilities........................    4,372,790    5,049,202
Long-term debt.......................................   93,000,000   93,000,000
                                                      ------------ ------------
    Total liabilities................................   97,372,790   98,049,202
Commitments and contingencies
Partners' capital....................................   17,519,729   14,465,574
                                                      ------------ ------------
    Total liabilities and partners' capital.......... $114,892,519 $112,514,776
                                                      ============ ============


    The accompanying notes are an integral part of the financial statements.

                           GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)
                              STATEMENTS OF INCOME

                                                YEAR ENDED DECEMBER 31,
                                          -------------------------------------
                                             1993         1994         1995
Revenues:
Rooms.................................... $33,181,540  $37,024,696  $42,310,485
Food and beverage........................   9,610,737   11,035,165   11,532,474
Operating departments....................   2,398,859    2,666,340    2,798,687
                                          -----------  -----------  -----------
                                           45,191,136   50,726,201   56,641,646
                                          -----------  -----------  -----------
Operating costs and expenses:
 Departmental expenses:
  Rooms..................................   8,137,637    8,787,104   10,088,389
  Food and beverage......................   7,111,756    7,868,263    8,304,422
  Operating departments..................   1,249,043    1,224,981    1,228,868
 Operating expenses:
  Administrative and general.............   4,750,200    4,940,904    5,102,092
  Management fees........................   2,414,658    2,888,211    3,317,170
  Sales and marketing....................   3,278,057    3,816,964    3,953,177
  Property operating costs...............   4,035,318    4,206,628    4,576,842
  Property insurance, rent and taxes.....   2,085,483    2,310,649    2,450,743
  Depreciation and amortization..........   4,808,530    4,955,340    5,058,767
  Other..................................     217,441      175,619      204,026
                                          -----------  -----------  -----------
    Total operating costs and expenses...  38,088,123   41,174,663   44,284,496
                                          -----------  -----------  -----------
    Operating income.....................   7,103,013    9,551,538   12,357,150
Interest income..........................     108,293      190,621      334,467
Interest expense.........................  (4,613,594)  (5,617,689)  (7,144,673)
                                          -----------  -----------  -----------
    Net income........................... $ 2,597,712  $ 4,124,470  $ 5,546,944
                                          ===========  ===========  ===========


    The accompanying notes are an integral part of the financial statements.

                           GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

Balance at January 1, 1993......................................... $25,516,448
  Distributions....................................................  (8,752,000)
  Net Income.......................................................   2,597,712
                                                                    -----------
Balance at December 31, 1993.......................................  19,362,160
  Contributions....................................................     498,000
  Distributions....................................................  (6,464,901)
  Net Income.......................................................   4,124,470
                                                                    -----------
Balance at December 31, 1994.......................................  17,519,729
  Distributions....................................................  (8,601,099)
  Net Income.......................................................   5,546,944
                                                                    -----------
Balance at December 31, 1995....................................... $14,465,574
                                                                    ===========



    The accompanying notes are an integral part of the financial statements.

                           GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)
                            STATEMENTS OF CASH FLOWS

                                               YEAR ENDED DECEMBER 31,
                                         -------------------------------------
                                            1993         1994         1995
Cash flows from operating activities:
 Net income............................. $ 2,597,712  $ 4,124,470  $ 5,546,944
 Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Amortization of interest rate
   contracts............................      39,732      134,127      134,127
  Depreciation and amortization.........   4,808,530    4,955,340    5,058,767
  Provision for bad debt................      98,269       25,170       47,119
 Changes to operating assets and
  liabilities:
  Accounts receivable...................     572,269     (211,458)     (18,919)
  Due from affiliate....................         --           --      (155,009)
  Inventories...........................     (17,074)      11,961        9,885
  Prepaid expenses......................      (2,851)      13,508        1,907
  Other assets..........................    (198,260)     (36,567)    (118,424)
  Accounts payable and accrued expenses.     550,318      (44,672)     151,919
  Due to Operator.......................    (444,488)     202,839      117,260
  Advance deposits......................      41,208       (4,579)     407,233
                                         -----------  -----------  -----------
    Net cash provided by operating
     activities.........................   8,045,365    9,170,139   11,182,809
                                         -----------  -----------  -----------
Cash flows from investing activities:
 Purchase of property and equipment.....  (1,280,571)  (1,663,612)  (2,347,538)
 Proceeds from land sale................      17,057          --           --
                                         -----------  -----------  -----------
    Net cash used in investing
     activities.........................  (1,263,514)  (1,663,612)  (2,347,538)
                                         -----------  -----------  -----------
Cash flows from financing activites:
 Other..................................    (498,000)         --           --
 Partners' contributed capital..........         --       498,000          --
 Partners' capital distributions........  (8,752,000)  (6,464,901)  (8,601,099)
 Proceeds from long-term debt...........   3,000,000          --           --
                                         -----------  -----------  -----------
    Net cash used in financing
     activities.........................  (6,250,000)  (5,966,901)  (8,601,099)
                                         -----------  -----------  -----------
Increase in cash and cash equivalents...     531,851    1,539,626      234,172
Cash and cash equivalents at beginning
 of year................................   3,326,998    3,858,849    5,398,475
                                         -----------  -----------  -----------
Cash and cash equivalents at end of
 year................................... $ 3,858,849  $ 5,398,475  $ 5,632,647
                                         ===========  ===========  ===========
Supplemental disclosure of cash flow
 Information:
  Cash paid during the year for
   interest............................. $ 4,568,403  $ 5,292,070  $ 6,977,768
                                         ===========  ===========  ===========


    The accompanying notes are an integral part of the financial statements.

                          GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)
                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION

  Garden Hotel Associates LP (the "Partnership") was formed May 11, 1990, for the purpose of acquiring, owning and operating eleven Wyndham Garden Hotels throughout the United States of which three are located in or near Phoenix, Arizona.

  The partners contributed $36,000,000 upon formation of the Partnership. The general partner is required to and the limited partner may, at its discretion, make additional contributions necessary to fund operating deficits as defined in the Partnership agreement. Profits and losses are allocated to the partners in accordance with the Partnership agreement.

 USE OF ESTIMATES AND ASSUMPTIONS

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 CASH AND CASH EQUIVALENTS

  For purposes of reporting cash flows, all highly liquid debt instruments with original maturities of three months or less are considered to be cash equivalents.

  Designated cash totaling $816,858 and $605,250 as of December 31, 1994 and 1995, respectively, consists of amounts designated for repairs and replacement of property and equipment.

  The Partnership maintains cash and cash equivalents in accounts with various financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation.

 INVENTORIES

  Inventories consist of food, beverages, china, linen, glassware, silverware, uniforms, and supplies and are stated at cost, which approximates market, with cost determined using the first-in, first-out method.

 PROPERTY AND EQUIPMENT

  Buildings are carried at cost and depreciated over forty years using the straight-line method. Furniture and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives, which range from three to seven years. Normal repairs and maintenance are charged to expense as incurred.

  In 1995, the Partnership adopted Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." Impairment losses are recognized in operating income as they are determined.

  The Partnership periodically reviews its property and equipment to determine if its carrying cost will be recovered from future operating cash flows. In cases when the Partnership does not expect to recover its carrying cost, the Partnership recognizes an impairment loss. No such losses have been recognized to date.

                          GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
 OTHER ASSETS

  Other assets consist primarily of deferred finance costs totaling approximately $1,387,243 and $819,759 at December 31, 1994 and 1995,
respectively, and are stated at net cost. Amortization of loan costs is computed using the effective yield method over the lives of the related loans. The remaining balance consists primarily of security deposits totaling approximately $404,189 and $522,613 at December 31, 1994 and 1995, respectively, and are stated at cost.

  Preopening costs, which are classified as other assets, are recorded at cost and amortized over twelve months using the straight-line method. Fully amortized preopening expenses of $859,256 were written off in 1995.

 INCOME TAXES

  The Partnership is not a taxable entity and the results of its operations are included in the tax returns of the partners. The Partnership's tax returns and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be charged accordingly.

 REVENUE RECOGNITION

  Room, food and beverage, telephone and other revenues are recognized when earned.

 SELF-INSURANCE

  The Partnership is self insured for various levels of general liability, workers' compensation and employee medical coverages. Accrued expenses include the estimated cost from unpaid incurred claims.

 INTEREST RATE CONTRACTS

  The Partnership enters into interest rate contracts to manage its exposure to interest rate volatility. These contracts have been interest rate caps, where the Partnership pays a lump-sum for the right to receive future payments should interest rates exceed an agreed upon rate. The Partnership is exposed to credit loss in the event of nonperformance by the counterparties to its interest rate contracts. The Partnership does not anticipate nonperformance by the counterparties. The Partnership accounts for interest rate cap contracts by amortizing the up-front premium to interest expense over the life of the contract.

 ADVERTISING COSTS

  The Partnership participates in various advertising and marketing programs with a related party. All costs are expensed in the period incurred. The Partnership recognized advertising expenses of $1,003,589, $1,198,335 and $1,148,385 for the years ended December 31, 1993, 1994 and 1995, respectively.

 RECLASSIFICATIONS

  Certain amounts previously reported have been reclassified to conform with the current year presentation.

                          GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

3. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                            DECEMBER 31,
                                                      -------------------------
                                                          1994         1995
   Land.............................................. $ 17,428,111 $ 17,428,111
   Buildings.........................................   91,467,248   91,467,248
   Furniture, fixtures and equipment.................   15,493,480   17,841,018
                                                      ------------ ------------
                                                       124,388,839  126,736,377
   Less accumulated depreciation.....................   18,441,665   22,938,817
                                                      ------------ ------------
                                                      $105,947,174 $103,797,560
                                                      ============ ============

4. MANAGEMENT AGREEMENT AND RELATED PARTY TRANSACTIONS

  On May 21, 1990, the Partnership and Wyndham Hotel Company, Ltd. (the "Operator"), a related party, entered into a management agreement which provides for a base management fee and chain services fee equal to 5% of gross revenues plus an incentive fee equal to 15% of total operating cash flow. Due to Operator includes management fees and other expenses payable to the Operator. As provided for in the management agreement, cash in excess of amounts required for on-site operations is held in a central account in the name of the Operator.

  The Partnership receives sales and marketing, centralized reservations, accounting and other support services from affiliates which are reimbursed as an adjustment to management fees in the normal course of business.

5. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

  Accounts payable and accrued expenses consist of the following:

                                                              DECEMBER 31,
                                                          ---------------------
                                                             1994       1995
   Accounts payable...................................... $1,003,836 $  977,184
   Taxes.................................................  1,051,706  1,061,058
   Payroll and related costs.............................  1,100,642  1,176,514
   Accrued interest......................................    563,862    596,640
   Other.................................................    215,070    275,639
                                                          ---------- ----------
                                                          $3,935,116 $4,087,035
                                                          ========== ==========

6. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                              DECEMBER 31,
                                                         -----------------------
                                                            1994        1995
   Acquisition loan..................................... $90,000,000 $90,000,000
   Revolver loan........................................   3,000,000   3,000,000
                                                         ----------- -----------
                                                         $93,000,000 $93,000,000
                                                         =========== ===========

  The Acquisition and Revolver loans are payable to an affiliate. During 1993, two interest rate caps were purchased for $498,000 which fixed $60,000,000 of the acquisition loan balance at a 6% interest rate effective

                          GARDEN HOTEL ASSOCIATES LP
                         (A TEXAS LIMITED PARTNERSHIP)
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
September 30, 1994 for the remainder of the loan. The remaining balances of these loans bear interest at various rates which ranged from 4.63% to 6.5%, 4.5% to 9% and 7.1% to 7.9% during the years ended December 31, 1993, 1994 and 1995, respectively. Interest only is payable for both the Acquisition and Revolver loans until maturity at May 21, 1997, when the principal is due.

  The Partnership's debt is collateralized principally by property and equipment.

7. EMPLOYEE BENEFIT PLANS

  The Partnership participates in a 401(k) retirement savings plans. Employees who are over 21 years of age and have completed one year of service are eligible to participate in the plan. The Partnership matches employee contributions up to 4% of an employee's salary. The Partnership expensed $31,628, $44,185, and $77,075 for the years ended December 31, 1993, 1994 and
1995, respectively, related to the plan.

  The Partnership participates in a self-insured group health plan through a Voluntary Employee Benefit Association ("VEBA") for its employees. This plan is funded to the limits provided in the Internal Revenue Code, and liabilities have been recorded for unpaid claims. Aggregate and stop loss insurance exists at amounts which limit exposure to the partnerships. The Partnership has recognized expenses under the plan of $419,817, $443,277 and $511,643 for the years ended December 31, 1993, 1994 and 1995, respectively.

8. FAIR VALUE

  The Partnership has estimated the fair value of its financial instruments at December 31, 1995 as required by Statement of Financial Accounting Standards No. 107. The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are reasonable estimates of their fair values. The carrying values of variable and fixed rate debt are reasonable estimates of their fair values.

9. COMMITMENTS AND CONTINGENCIES

  The Partnership has entered into a land lease for one of the Partnership's hotels. Future minimum rental payments of $160,000 per year are required under the operating lease. The lease which expires March 2052 includes a renewal option of 25 years and contingent lease payments which are based on a percentage of the hotel's gross income. The related renewal rental expense was $160,000 for the years ended 1993, 1994 and 1995, and contingent rental expense was $75,333, $112,464 and $153,862 for the years ended December 31, 1993, 1994 and 1995, respectively.

  The Partnership is subject to environmental regulations related to the ownership of real estate (hotels). As part of due diligence procedures, the Partnership has conducted Phase I environmental assessments on each property prior to acquisition. The cost of complying with the environmental regulations was not material to the Partnership's statements of income for any of the years in the three-year period ended December 31, 1995. The Partnership is not aware of any environmental condition on any of its properties which is likely to have a material adverse effect on the Partnership's financial statements.

10. SUBSEQUENT EVENT

  It is the intent of an affiliated entity to acquire a 70% ownership interest in the Partnership. The acquiring entity and the Operator are affiliated through common ownership. In addition, a letter of intent has been entered into with a third party real estate investment trust ("REIT"). This transaction will result in a sale/leaseback that provides for the sale of all eleven hotels containing 1,940 rooms for $135,320,000 to the REIT and eleven long-term operating leases back to the Operator. Each lease has an initial term of seventeen years and four optional twelve-year extensions exercisable at the Operator's option for all hotels. Annual minimum base rents aggregate $13,600,000 plus a contingent rent payment is required based on a percentage of excess revenue over base year revenues. The leases will require the Operator to pay substantially all expenses associated with the operation of the leased hotels, real estate taxes and insurance.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HOSPITALITY PROPERTIES TRUST
                              (Registrant)



                              By: /s/ John G. Murray
                                 -----------------------------------------
                                 John G. Murray, President and
                                 Chief Operating Officer


Date:  April 8, 1996